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                                                                   Exhibit 10.68

                             MEMORANDUM OF AGREEMENT

                                    REGARDING

                               GAMING DEVELOPMENT

                                       AND

                                   MANAGEMENT

                                   AGREEMENTS

                                     BETWEEN

                              JAMUL INDIAN VILLAGE
                          A FEDERALLY RECOGNIZED TRIBE

                                       AND

                            LAKES KAR-CALIFORNIA, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY



                            DATED: FEBRUARY 15, 2000







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         THIS MEMORANDUM OF AGREEMENT, is made and entered into this Fifteenth day of February 15, 2000 by and between the Jamul Indian Village, a federally recognized Indian tribe (hereinafter referred to as "the Tribe"), located in the State of California with tribal offices located at P.O. Box 612 14191 Hwy 94 #16, Jamul, California 91935 and Lakes KAR- California, LLC, a Delaware limited liability company (hereinafter referred to as "Developer" or "Manager"), whose business office is located at 130 Cheshire Lane, Minnetonka, MN 55305.

                                    RECITALS

         A. The Tribe is a federally recognized Indian tribe eligible for the special programs and services provided by the United States to Indians because of their status as Indians and is recognized as possessing powers of self-government.

         B. The United States government holds lands in the State of California in trust for the benefit of the Tribe ("Tribal Lands") over which the Tribe possesses sovereign governmental powers, and the Tribe intends to acquire other lands contiguous to its Tribal Lands, to be held also in trust for the Tribe by the federal government and over which the Tribe will possess sovereign governmental powers.

         C. In compliance with the Indian Gaming Regulatory Act of 1988, P.L. 100-497, 25 U.S.C. ss.2701 et seq. as it may from time to time be amended, the Tribal Council of the Tribe will enact a tribal ordinance regulating the operation of gaming activities on Tribal Lands (hereinafter referred to as the "Gaming Control Ordinance"), creating the Jamul Gaming Control Board, and authorizing Class II and Class III gaming on its Tribal Lands subject to the provisions of the Gaming Control Ordinance and a Tribal-State Compact.

         D. The Tribe is committed to the use of gaming activities to provide employment and improve the social, economic, education, and health needs of its members; to increase the revenues of the Tribe; and to enhance the Tribe's economic self-sufficiency and self-determination.

         E. The Tribe presently lacks the resources to develop and operate a gaming facility and enterprise on its own and desires to retain the services of a developer and manager with knowledge and experience in the gaming industry to secure financing, develop, manage and operate Class II and Class III gaming facilities and related resort facilities on property acquired for the project or held in trust for the Tribe by the United States.

         F. The Developer/Manager has represented to the Tribe that it has the managerial and financial capacity to provide and secure financing for the funds necessary to develop and construct the Facility, as defined herein, and to commence operation of the Enterprise, as defined herein; and Developer/Manager agrees to assist the Tribe in obtaining the capital investment necessary to the development of gaming facilities, and provide the management expertise necessary to the conducting of successful tribal gaming operations.


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         G. Kean Argovitz Resorts-Jamul L.L.C. ("KAR-Jamul") entered into
Development and Management Agreements with the Jamul Indian Village (the "Tribe") dated February, 1999 (the "Development and Management Agreements"), pursuant to which KAR-Jamul was to develop and manage a gaming facility and certain related facilities to be owned by the Tribe. Lakes Gaming, Inc. and KAR-Jamul entered into an agreement under which they agreed to form Developer/Manager to assume the rights and obligations of KAR-Jamul in connection with the Development and Management Agreements. KAR-Jamul has assigned its rights and obligations under the Development and Management Agreements to Developer/Manager pursuant to the terms of an Assignment and Assumption Agreement.

         H. The Tribe has consented to the assignment of the Development and Management Agreements to Developer/Manager by KAR-Jamul and to Developer/Manager's assumption of KAR-Jamul's rights and responsibilities under the Development and Management Agreements.

         I. In accordance with Developer/Manager's assumption of KAR-Jamul's rights and responsibilities under the Development and Management Agreements, the Tribe desires to grant to Developer/Manager the exclusive right and obligation to develop, manage, operate and maintain the Facility and Enterprise as described in this Memorandum of Agreement, which is intended by the parties hereto to supercede and replace the Development and Management Agreements.

         J. This Memorandum of Agreement constitutes two separate and distinct agreements, a Development Agreement and a Management Agreement. The Development Agreement will commence on the date that this Memorandum of Agreement is executed by the parties and shall continue until Class II gaming and Class III Gaming commences at the Facility (the "Commencement Date"). The Management Agreement shall become effective when all the necessary approvals listed in
Section 3.19 of this Memorandum of Agreement are received (the "Effective Date") and shall continue for a term of five (5) years from the Commencement Date, or as otherwise provided in this Memorandum of Agreement.

         K. The Tribe and Developer/Manager desire to enter into agreements whereby the preliminary Facility design and development work (but not the Facility construction or Enterprise operation) may proceed prior to receipt of necessary regulatory approvals.

         L. The Tribe and Developer/Manager desire to take all steps reasonably possible prior to the receipt of the necessary regulatory approvals: (i) to obtain a preliminary commitment for financing of the Facility, (ii) to select and develop the site for the Facility, (iii) to design the Facility, and (iv) to enter into contracts to construct and equip the Facility so that the Facility can be opened to the public as soon as possible after the receipt of all necessary regulatory approvals.

         M. Developer/Manager desires to advance to the Tribe, subject to the terms and conditions of the Transition Loan described herein, sums sufficient to finance performance of the preliminary development work described immediately above and for other purposes. The Tribe and Developer/Manager agree that all sums previously advanced to the Tribe by KAR-Jamul

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under the superceded Development and Management Agreements shall constitute advances by Developer/Manager to the Tribe hereunder, be credited to Developer/Manager's obligations hereunder, and shall be subject to the terms of the Transition Loan herein.

         O. The Tribe has selected Developer/Manager, and the Developer/Manager has agreed, to assist the Tribe in obtaining permanent financing for the Project, subject to the terms and conditions of the Facility Loan described herein, and to furnish technical experience and expertise for the development and design of the Project, and for contracting for the construction, furnishing and equipping of the Project.

         P. This Memorandum of Agreement is entered into pursuant 25 U.S.C. ss.81 and to the Indian Gaming Regulatory Act of 1988, P.L. 100-497, 25 U.S.C. ss.2701 et seq. (the "IGRA") as that statute may be amended. All gaming conducted at the Facility will at all times comply with the IGRA, applicable tribal law and the Tribal-State Compact. Any dispute regarding this Memorandum of Agreement between the parties is understood to have arisen under IGRA and other applicable federal law.

         NOW, THEREFORE, in consideration of the hereinafter mutual promises and covenants, and for other good and valuable consideration as set forth herein, the receipt and sufficiency of which are expressly acknowledged, the Tribe and Developer/Manager agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         As they are used in this Memorandum of Agreement, the terms listed below shall have the meaning assigned to them in this Article:

         1.1 "Approved Construction Budget" means the budget prepared in the manner set forth in Section 2.2(b) in connection with the development and construction of the Facility, which has been approved by Developer and the Tribe.

         1.2 "BIA" means the United States Department of Interior Bureau of Indian Affairs.

         1.3 "Class II Gaming" means games as defined in 25 U.S.C ss. 2703 (7)
(A), as such law may be amended and as defined by the National Indian Gaming Commission in 25 C.F.R. ss. 502.3 and amendments thereto, but only to the extent such games are authorized by tribal ordinance and licensed by the Gaming Control Board.

         1.4 "Class III Gaming" means all gaming that is not Class I or Class II Gaming as defined in the IGRA, including, but not limited to, the forms of gaming listed as Class III games by the National Indian Gaming Commission in 25 C.F.R. ss. 502.4 and amendments thereto, but only to the extent such gaming is allowed by the Tribal-State Compact, tribal ordinance, and licensed by the Gaming Control Board.

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         1.5 "Commencement Date" means the first day upon which the Facility is open to the public to engage in gaming activities, as determined pursuant to
Section 3.19.

         1.6 "Completion" means the completion of the Facility, or portions thereof, in substantial accordance with the Plans and Specifications, as evidenced by a completion certificate from the Architect that the Facility, or portions thereof, have been substantially completed in accordance with the Plans and Specifications.

         1.7 "Construction Contract" means the contract between the Tribe and the General Contractor described in Section 2.4(b).

         1.8 "Costs of Construction" means all costs incurred by the Tribe or Developer pursuant to this Memorandum of Agreement in the estimated amount in the aggregate to develop, construct and complete the Facility, including, without limitation, labor, materials, all furniture, fixtures and equipment (including gaming equipment) necessary for the opening of the Facility to the public, builder's risk insurance, surveys, permits, interest on the Facility Loan or transition Loan incurred prior to the opening of the Facility to the public, payment and performance bonds, architectural plans and services, and a resort feasibility study, but excluding Initial Costs of Operation. The final amount of costs to be included in the Costs of Construction shall be determined by mutual agreement of the parties and shall be documented in the Approved Construction Budget.

         1.9 "Costs of Gaming Operation" means all fees imposed by the Gaming Control Board based upon the Enterprise's gross receipts from operation of Class II and Class III Gaming at the Facility, fees imposed upon the Enterprise by the National Indian Gaming Commission based upon its gross receipts from Class II and Class III Gaming, any contributions and license/regulatory fee reimbursements payable to the State pursuant to the Tribal-State Compact, the amount required by the Tribal-State Compact to fund or support programs for the treatment and assistance of compulsive gamblers and for the prevention of compulsive gambling, license or other fees for background investigations upon "key employees" and "primary management officials" as defined in 25 C.F.R. ss.
502.14 and ss. 502.19, depreciation applicable to the portion of the Facility in which the Enterprise operates Class II and Class III Gaming and depreciable items located therein, costs of administration, hiring, firing and training employees working in or for the Enterprise's Class II and Class III Gaming activities, compensation and benefits to such employees, and total gaming-related costs, fees and expenses, including, without limitation, materials, supplies, inventory, utilities, repairs, maintenance, insurance, bonding, marketing, advertising, annual audits, accounting, legal or other professional and consulting services, security or guard services, and such other costs, expenses or fees necessarily, customarily and reasonably incurred in the operation of the Enterprise's Class II and Class III Gaming, including Initial Costs of Operation that are expenses and not recorded on the books of the Enterprise as assets relating to Class II and Class III Gaming, and reasonable and necessary travel expenses incurred subsequent to execution of this Memorandum of Agreement for officers and employees of Manager and authorized representatives of the Tribe; provided, however, that "Costs of Gaming Operation" shall specifically not include any license fees or costs of Manager or its employees; or management fees paid hereunder to Manager.


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         1.11 "Costs of Incidental Operations" means all expenses and costs incurred in operating the hotel, restaurants, food and beverage service, office space, swimming pool, fitness center, childcare, kids arcade, golf course and other areas comprising the Facility in which the Enterprise conducts neither Class II Gaming nor Class III Gaming, including, without limitation, depreciation applicable to such non-gaming facilities, all employment costs relating to non-gaming employees working in or for the facilities, non-gaming supplies and materials, insurance and other non-gaming costs reasonably and customarily incurred in operation of such portion of the Enterprise in which neither Class II nor Class III Gaming may be conducted.

         1.12 "Design Agreement" means the contract between the Tribe and the Architect described in Section 2.2(a).

         1.13 "Development Agreement" shall mean that portion of this Memorandum of Agreement that deals with the development and construction of the Facility. The Development Agreement shall commence on the date this Memorandum of Agreement and shall continue until the Commencement Date.

         1.14 "Developer" means Lakes KAR-California, LLC, a Delaware limited liability company with its business office located at 130 Cheshire Lane, Minnetonka, MN 55305.

         1.15 "Effective Date" means the effective date of the Management Agreement portion of this Memorandum of Agreement as determined pursuant to
Section 3.19.

         1.16 "Enterprise" means the business enterprise of the Tribe created to engage in Class II and Class III Gaming at the Facility, and which shall include any other lawful commercial activity allowed in the Facility including, but not limited to, operating and managing office space, kids arcade, child care facility, hotel with swimming pool and golf course, restaurant, RV park, retail stores, entertainment facilities, or the sale of fuel, food, beverages, alcohol, tobacco, gifts, and souvenirs.

         1.17 "Facility" means the permanent buildings, structures and improvements located on the Gaming Site and all fixtures, furnishings and equipment attached to, forming a part of, or necessary for the operation of the Enterprise.

         1.18 "Facility Loan" means the loan arranged by Developer for the Tribe, as borrower, in an aggregate principal amount not to exceed one hundred fifty million dollars ($150,000,000) for Initial Costs of Operation and for Costs of Construction, which Facility Loan shall be further evidenced by the Facility Note and other loan documentation as further defined herein.

         1.19 "Facility Note" means the promissory note evidencing the Facility Loan in a form to be agreed to by the parties.

         1.20 "Fiscal Year" means the accounting year used for the operation of the Enterprise as agreed upon by Manager and the Tribe.

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         1.21 "Furnishings and Equipment" shall mean all furniture, furnishings and equipment required for the operation of the Enterprise in accordance with the standards set forth in this Memorandum of Agreement, including, without limitation:

                  (i) cashier, money sorting and money counting equipment, surveillance and communication equipment, and security equipment;

                  (ii)  slot machines, video games of chance, table games, keno equipment and other gaming equipment;

                  (iii) office furnishings and equipment;

                  (iv) specialized equipment necessary for the operation of any portion of the Enterprise for accessory purposes, including equipment for kitchens, laundries, dry cleaning, cocktail lounges, restaurants, public rooms, commercial and parking spaces, and recreational facilities; and

                   (v) hotel equipment (to the extent a hotel is included in the Enterprise);

                  (vi) all other furnishings and equipment hereafter located and installed in or about the Facility which are used in the operation of the Enterprise in accordance with the standards set forth in this Memorandum of Agreement.

         1.22 "Gaming Control Board" means the Jamul Gaming Control Board created by Jamul Gaming Control Ordinance No. as such ordinance now exists or may in the future be amended, with authority to license and regulate gaming activities on Tribal Lands and which is a subordinate governmental entity of the Tribe and is entitled to all sovereign governmental immunity of the Tribe; which ordinance was approved by the NIGC on .

         1.23 "Gaming Site" shall mean any parcel(s) of Tribal Lands in California identified by the Tribe, after approval by Developer/Manager, as suitable for development of the Facility and operation of the Enterprise which is in trust, contiguous to a trust parcel or which meets the requirements of United States of America to be accepted in trust for the Tribe for Class II and Class III Gaming purposes.

         1.24 "General Contractor" shall mean the person or entity selected by the Tribe and approved by Developer pursuant to Section 2.4 to construct the Facility.

         1.25 "Governmental Authorities" means the United States federal government, the BIA, the State, the State Gaming Agency, the Tribal Council, the National Indian Gaming Commission, the Gaming Control Board, and any court, agency, department, commission, board, bureau or instrumentality, or any of them to the extent each has legal jurisdiction over the Class II and Class III Gaming activities, Tribal Lands, the construction and operation of the Facility and Enterprise thereon, or Developer/Manager's performance under this Memorandum of

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Agreement.

         1.26 "Gross Gaming Revenues" means the Enterprise's total revenue from Class II Gaming and Class III Gaming activities.

         1.27 "Gross Incidental Revenues" means the Enterprise's total receipts from the sale of food, beverages, souvenirs and any other goods and services supplied for non-Class II and Class III Gaming activities that are incidental to the operation of the Enterprise.

         1.28 "Gross Total Revenues" means the total of Gross Gaming Revenues and Gross Incidental Revenues of the Enterprise.

         1.29 "IGRA" means the Indian Gaming Regulatory Act of 1988, P.L. 100-497, as codified at 25 U.S.C. ss.ss. 2701 et. seq. , as such may be amended from time to time.

         1.30 "Initial Costs of Operation" means all Costs of Operation advanced to the Tribe pursuant to Section 2.8 and 6.2, prior to the opening of the Facility to the public, including, but not limited to, advance payments or deposits to providers of goods and services, cash for bankrolls and slot hoppers, pre-opening payroll, cash for payment of prizes, legal, licensing, marketing, employee hiring and training, and all costs associated with grand opening events and any "fun" nights held prior to the public opening of the Facility. Initial Costs of Operation shall also include any costs incurred by either party in obtaining regulatory approval of this Memorandum of Agreement, but not those costs incurred by the parties, prior to execution, in negotiating this Memorandum of Agreement.

         1.31 "Interim Promissory Note" means the promissory note evidencing the Transition Loan in a form to be agreed to by the parties attached hereto as Exhibit F.

         1.32 "Legal Requirements" means any and all present and future judicial, administrative, and tribal rulings or decisions, and any and all present and future federal, state, local and tribal laws, ordinances, rules, regulations, permits, licenses and certificates, in any way applicable to the Tribe, Developer/Manager, the Tribal Lands, the Gaming Site, the Facility, and the Enterprise, including without limitation, the IGRA, the Tribal-State Compact, and the Tribe's Gaming Control Ordinance.

         1.33 "Limited Recourse" means that the Facility Loan and Transition Loan advances, and all liabilities of the Tribe related to this Memorandum of Agreement, the Facility Loan or Facility Note, the Interim Promissory Note, any UCC financing Statements and their applicable documentation, the Facility, or the Enterprise contemplated by this Memorandum of Agreement, and any related awards, judgments or decrees, shall be payable solely out of undistributed future Net Total Revenues of the Enterprise and shall be a limited recourse obligation of the Tribe, with no recourse to tribal assets other than such undistributed future Net Total Revenues (except as to a security interest in the Furnishings and Equipment purchased with Facility Loan or Transition Loan proceeds or other purchase money agreements, and (ii) the mortgage or deed of trust on the Gaming Site prior to its transfer into trust). In no event shall Developer/Manager or any lender

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or other claimant have recourse to (a) the physical property of the Facility
(other than Furnishings and Equipment subject to the security interest securing the Facility Loan or Transition Loan or other purchase money agreements), (b) Net Total Revenue distributions already made to the Tribe, (c) assets of the Tribe purchased with its Net Total Revenue distributions, (d) revenues or assets of any other gaming facility owned or operated by the Tribe, or (e) any other asset of the Tribe (other than the mortgage or deed of trust on the Gaming Site prior to its transfer into trust, and such undistributed future Net Total Revenues of the Enterprise).

         1.34 "Manager" means Lakes KAR-California, LLC, a Delaware limited liability company with its business office is located at 130 Cheshire Lane, Minnetonka, MN 55305.

         1.35 "Management Agreement" shall mean the portion of this Memorandum of Agreement that deals with the management of the Facility and the Enterprise. The commencement date of the Management Agreement shall be the Commencement Date as set out in Section 3.19.

         1.36 "Memorandum of Agreement" means the two distinct agreements contained in this document, the Development Agreement and the Management Agreement, and all amendments hereto.

         1.37 "Minimum Guaranteed Monthly Payments" means the minimum monthly amount payable to the Tribe, which amount shall be determined pursuant to
Section 6.3 hereof.

         1.38 "National Indian Gaming Commission"or "NIGC" means the commission established pursuant to the IGRA.

         1.39 "Net Gaming Revenues" means Gross Gaming Revenues less (1) amounts paid out as, or paid for, prizes; and (2) Costs of Gaming Operation, excluding management fees, as defined herein and in 25 C.F.R. ss. 502.16.

         1.40 "Net Incidental Revenues" means Gross Incidental Revenues less Costs of Incidental Operations.

         1.41 "Net Total Revenues" means the sum of Net Gaming Revenues plus Net Incidental Revenues.

         1.42 "NIGC Approval" means (a) a determination by the NIGC that Manager is suitable for licensing and (b) written approval by the NIGC Chairman of this Memorandum of Agreement, including the Management Agreement herein.

         1.43 "Plans and Specifications" means the approved plans, drawings, and specifications for the Facility pursuant to Section 2.2(b).

         1.44 "Project" means the scope of the development project contemplated by this Memorandum of Agreement, established in the Design Agreement and approved by the parties

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pursuant to Section 2.2(a).

         1.45 "Property" means those parcels of Tribal Lands, agreed to by the parties, upon which the Tribe will build the Facility, and which parcel is held by the United States in trust for the Tribe, or will be placed in trust, and any other land or rights-of-way acquired for development of the Project.

         1.46 "Resolution of Limited Waiver" refers to the limited waiver of sovereign immunity to be adopted by the Tribe in the form required and evidencing all approvals required pursuant to the Tribe's governing documents and applicable law in the form approved by the parties, and attached hereto as Exhibit C .

         1.47 "Request for Advance" means any request by the Tribe for funds to pay for Project expenses incurred in connection with either approved Costs of Construction or Initial Costs of Operation pursuant to either Sections 2.5(a) or 2.5(b).

         1.48 "Secretary" means the Secretary of the Interior of the United States, or his appropriately designated representative/agent.

         1.49 "State" means the State of California.

         1.50 "Chairperson" means the chief executive officer of the Tribe.

         1.51 "Transition Loan" means the loan or advances made to the Tribe directly by Developer/Manager pursuant to Section 2.3 evidenced by the Interim Promissory Note.

         1.52 "Executive Committee" means the governing body of the Tribe.

         1.53 "Tribal Lands" means all lands presently and in the future held in trust by the United States for the Tribe and all lands within the confines of the Jamul Indian Reservation and to such lands as may be hereafter added thereto.

         1.54 "Tribal-State Compact" means the agreement between the Tribe and the State approved on , as published in the Federal Register, concerning Class III Gaming and any amendments or other modifications thereto.

         1.55 "Tribe" means the Jamul Indian Village.

         1.56 "UCC Financing Statements" means UCC-1 financing statements naming Tribe as debtor and naming the lender and Developer/Manager as secured parties, in the form approved by the parties.

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                        DEVELOPMENT AGREEMENT PROVISIONS

                                    ARTICLE 2
                GAMING SITE SELECTION; CONSTRUCTION AND FINANCING

         2.1      Gaming Site Selection.

                  (a) As soon as reasonably possible after signing this Memorandum of Agreement, Developer shall recommend to the Tribal Council one or more sites for constructing the Facility on Tribal Lands, including advice as to the suitability of each site for the Facility. The Tribal Council shall then select the Gaming Site, after approval by Developer.

                  (b) It is understood that acquisition of additional land may be necessary to ensure the success of the Enterprise and to be used as the Gaming Site. The Developer, through its designees, nominees or members, presently holds or intends to hold interests in lands contiguous to the Tribal Lands which the Tribe intends to acquire and add to its Tribal Lands ("Acquired Tribal Lands", a legal description of which is attached hereto as Exhibit A), to be held in trust for the Tribe by the United States, and over which the Tribe will possess sovereign governmental powers. The Developer agrees to transfer its interests in the Acquired Tribal Lands to the Tribe upon the Effective Date of the Management Agreement portion of this Memorandum of Agreement, such transfer to be without warranty or other recourse except as described below. All amounts advanced by Developer to acquire its interest in the Acquired Tribal Lands transferred to the Tribe, in an amount not to exceed $10,000,000 shall be included as a Costs of Construction and reimbursed to Developer by the Tribe from proceeds of the Facility Loan within thirty (30) days of the Tribe's receipt of the loan proceeds; if the Facility Loan is not obtained by the Tribe from a lender, then all amounts advanced by the Developer to acquire its interest in the Acquired Tribal Lands shall be repaid subject to the terms of the Transition Loan under Section 2.3 below.


         2.2      Architects, Studies, Plans and Specifications.

                  (a) As soon as reasonably possible after signing this Memorandum of Agreement, the Tribe, based upon the recommendation and subject to the approval of Developer, shall select an architect (the "Architect") for the purpose of performing certain services in connection with the design and construction of the Facility, including site development. The Tribe's agreement with the Architect shall be in the form of a contract (the "Design Agreement") approved by Developer and the Tribal Council. The scope of the project contemplated by this Memorandum of Agreement (the "Project"), shall be stated and established in the Design Agreement, and shall be subject to the mutual approval of the parties. It is contemplated the scope of the Project will be substantially as described on Exhibit B, subject to such changes as may be necessary or appropriate taking into account competitive conditions, financing and other

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circumstances. The parties understand that market, Tribal-State Compact, governmental or other conditions may change and it may be necessary to expand or decrease the scope of the Project before construction is commenced. The Design Agreement shall also provide for and establish appropriate design packages, each pertaining to a discrete portion or phase of the Project. The Design Agreement shall allow Developer the right and responsibility to supervise, direct, control and administer the duties, activities and functions of the Architect and to efficiently carry out its covenants and obligations under this Memorandum of Agreement

                  (b) The Architect shall be responsible for creating the Plans and Specifications and a budget for all Costs of Construction, both of which shall be subject to the mutual approval of the Tribe and Developer prior to the commencement of construction of the Facility. The Costs of Construction budget shall not be exceeded unless mutually agreed otherwise in writing by the Tribe and Developer, except Developer may in its discretion reallocate part or all of the amount budgeted with respect to any line item to another line item and to make such other modifications to the Approved Construction Budget as Developer deems necessary or appropriate; provided any increase or decrease of more than ten percent (10%) in the Approved Construction Budget requires the written approval of the Tribe. The Architect shall also supervise the completion of all construction, development and related activities undertaken pursuant to the terms and conditions of the Construction Contract with the General Contractor.

                  (c) The Tribe, using funds advanced to it under the Facility Loan or Transition Loan, shall provide funds necessary for the design, construction and development of the Facility and Enterprise, including architectural and engineering costs. The fee for the Architect's services shall:
(i) be agreed to by the Tribe and Developer; (ii) be advanced by Developer to the Tribe; and (iii) be repaid by the Tribe to Developer according to the terms of the Interim Promissory Note. Following Completion or in the event of a termination of this Memorandum of Agreement, it is agreed between the parties hereto that the Plans and Specifications and all other design documents shall be owned by Tribe.

                  (d) The Facility shall be designed and constructed so as to adequately protect the environment and the public health and safety. The design, construction and maintenance of the Facility shall, except to the extent a particular requirement or requirements may be waived in writing by the Tribal Council, meet or exceed all reasonable minimum standards pertaining to the Tribe and national, State and local building codes, fire codes and safety and traffic requirements (but excluding planning, zoning and Gaming Site use laws, ordinances, regulations and requirements), which would be imposed on the Enterprise by existing State or federal statutes or regulations which would be applicable if the Facility were located outside of the jurisdictional boundaries of the Tribe, even though those requirements may not apply within the Tribe's jurisdictional boundaries. To the extent that the Tribe has adopted or may in the future adopt more stringent requirements, those requirements shall govern. Nothing in this subsection shall grant to the State or any political subdivision thereof any jurisdiction (including but not limited to, jurisdiction regarding zoning or Gaming Site use) over the Facility or Enterprise or its development, management and operation.

                  (e) Any costs incurred by the Tribe in connection with the activities described in

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Sections 2.1 or 2.2 may be financed in advance of the Tribe obtaining any permanent financing of the Project by advances from Developer/Manager to the Tribe, repayable under the Transition Loan on the terms and conditions described in the Interim Promissory Note, in the form agreed by the parties.

         2.3      Pre-Construction Advances and Terms of Transition Loan.

                  (a) Developer agrees to make the following pre-construction advances to the Tribe: (i) fifty thousand dollars ($50,000) upon execution of this Memorandum of Agreement; (ii) forty thousand dollars ($40,000) each month until the Effective Date of the Management Agreement portion of this Memorandum of Agreement; (iii) one hundred thousand dollars ($100,000) each month from the Effective Date until the Commencement Date or until the Memorandum of Agreement is terminated or its term expires, whichever is sooner; and (iv) advances for costs incurred in connection with the activities described in Sections 2.1 or
2.2. The Tribe and Developer/Manager agree that all sums previously advanced to the Tribe by KAR-Jamul under the superceded Development and Management Agreements shall constitute advances by Developer/Manager to the Tribe hereunder and be subject to the terms of the Transition Loan herein

                  (b) The parties acknowledge that some Jamul tribal members will have to be temporarily re-located during the construction of the Facility. Should such tribal members have to be re-located prior to the Effective Date of the Management Agreement, Developer agrees top advance funds (in an amount not
to exceed $       ) to cover the reasonable re-location costs of such members.
Upon the Effective Date, and upon the Tribe's receipt of the increased monthly payments referenced in (a) above, these additional advance payments to the Tribe shall terminate. Any amounts advanced hereunder shall be included in the Transition Loan and repaid according to the terms thereof.

                  (c) The total amount of funds advanced to the Tribe directly from Developer shall equal the total cost of the Transition Loan. The total amount of the Transition Loan shall be in an amount not exceeding twenty million dollars ($20,000,000). The Transition Loan shall accrue interest at the prime interest rate of Chase Manhattan Bank plus two percent (2%), fixed from the date the funds are advanced to the Tribe, with repayment of principal and interest to be made in equal monthly installments over a term of one (1) year commencing on the thirtieth (30th) day after the Commencement Date.

                  (d) The Transition Loan shall (i) be subject to all the terms and conditions of this Memorandum of Agreement; (ii) be evidenced by the Interim Promissory Note executed by Tribe, in the form agreed by the Tribe and Developer; and (iii) be repaid solely as a Limited Recourse obligation of the Tribe without any cross collateralization from other projects of Tribe and without any other liability or guarantee on the part of the Tribe. Except for the Minimum Guaranteed Monthly Payment to the Tribe and repayment of the Facility Loan, repayment of the Transition Loan shall have first priority on any Net Gaming and Net Incidental Revenues generated by the Enterprise. The Tribe agrees to grant to Developer a security interest on any Net Gaming and Net Incidental Revenues of the

Enterprise in order to secure repayment of the Interim Promissory Note. The Tribe agrees not to encumber any of the assets of the Facility or the Enterprise without the written consent of Developer, which consent will not be unreasonably withheld; except that the Tribe shall have the right without the consent of Developer to grant subordinate security interests in the Enterprise's revenues. The Tribe agrees to enter into a limited, transactional waiver of sovereign immunity and consent to jurisdiction and arbitration as to Developer and in connection with the Transition Loan, as provided in the Resolution of Limited Waiver.

                  (e) The Tribe shall retain the right to prepay the Transition Loan, in whole or in part, without imposition of any prepayment penalty.

                  (f) It is the understanding of the parties that the Transition Loan will be the sole responsibility of Tribe, will be a Limited Recourse obligation of the Tribe, and will not be subject to any other guarantee or obligation on the part of the Tribe.

         2.4      Construction.

                  (a) Developer shall arrange financing for the Costs of Construction pursuant to Section 2.5.

                  (b) As soon as reasonably possible after the approval of the Plans and Specifications and the budget for the Costs of Construction, the Tribe, with the assistance of the Architect, shall enter into a contract with a General Contractor pertaining to the construction of the Facility (the "Construction Contract"), subject to the approval of such contract by Developer. The General Contractor must (i) exhibit the financial capability to complete the work, (ii) have the ability to obtain adequate payment and performance bonds and builder's risk insurance in amounts requested by Developer and Tribe, (iii) provide an acceptable bid, as mutually agreed upon by Tribe and Developer, (iv) be capable of meeting the construction schedule and (v) construct quality facilities. The General Contractor shall be responsible for providing, including through subcontractors, all material, equipment and labor to construct and initially equip the Facility as necessary in conformance with the Plans and Specifications, including site development.

                  (c) The Construction Contract shall contain such provisions for the protection of the Tribe and Developer as the parties deem appropriate, and shall provide that construction of the Facility shall commence within thirty days of the parties receiving NIGC Approval, following and subject to the granting of all approvals necessary to commence construction and obtaining the Facility Loan; and shall also provide that the General Contractor, and all its subcontractors, shall exert its best efforts to complete construction within such time as the Tribe and Developer agree, but which shall not exceed one year following NIGC Approval. The General Contractor shall, at a minimum, warrant its work to be performed free of defects and unworkmanlike labor for at least one year after Completion or not less than the maximum period subsequent to Completion customarily covered by the liability and errors and omissions insurance policy a General Contractor would usually obtain in the State, whichever is longer. The General Contractor shall also be required to obtain before construction commences and maintain until

Completion a policy of insurance in an amount at least equal to the estimated Cost of Construction of the Facility naming the Tribe as an additional insured; said policy to be issued by an insurance company licensed by the State and having an AM Best rating of A7 or better.

                  (d) Construction change orders to the Plans and Specifications shall require written approval of the Architect, Tribe and Developer and a representative of the Gaming Control Board if required by applicable law. It is agreed that if completion of the construction, equipping and furnishing of the Facility cannot be reasonably accomplished within the budget for Costs of Construction to be agreed upon pursuant to Section 2.2(b) above, then, Tribe, upon receiving advice from Developer and Architect, shall promptly determine which components of the Facility shall be deleted or reduced in size, such that the total expenditures for Costs of Construction shall not exceed the approved budget.

                  (e) Developer reserves the right, as a Cost of Construction, to inspect the Facility prior to the disbursement of each requested advance of funds, and (i) approve the progress and the workmanship of the construction;
(ii) verify compliance with the Plans and Specifications; (iii) verify the percentage of the Completion as set forth in requests for advance; and (iv) satisfy itself that all work for which such advance is requested has been performed and all materials for which such advance is requested are in place or, as to stored materials, are owned by the Tribe and suitably safeguarded. Such inspection will be performed in a timely manner and not unreasonably delay the disbursement of any advance.

                  (f) Final acceptance of construction of the Facility shall not occur until (i) evidence of Completion has been received and approved by Tribe,
(ii) a fully executed indemnity or release from liens is received from the General Contractor and all subcontractors, (iii) any other documentation reasonably requested by the Tribe, the Gaming Control Board or Developer is received from the General Contractor and (iv) all approvals have been received from all Governmental Authorities from which approvals are required.

                  (g) Developer, with the assistance of the Architect, shall submit to the Tribal Council, for its review and approval, the specifications for Furnishings and Equipment. Thereafter, Developer shall select and procure vendors for purchase by the Tribe of Furnishings and Equipment required to operate the Enterprise in conformity with such specifications. The cost of Furnishings and Equipment shall be financed through the Facility Loan. Alternatively, in the sole discretion of the Tribe, Developer may arrange for the procurement of Furnishings and Equipment on lease terms consistent with the terms provided as to the Facility Loan.

                  (h) The Tribe shall keep the Facility and Gaming Site free and clear of all mechanic's and other liens resulting from the construction of the Facility, which shall at all times remain the property of the Tribe. If such lien is claimed or filed, it shall be the responsibility of the Enterprise to discharge the lien within thirty days after receiving written notice of such claim. The Tribe shall indemnify and hold harmless Developer/Manager for any pre-existing conditions on the Gaming Site and for any other prior agreements entered into by the Tribe with any persons or entities in connection with development of the Facility and the Enterprise, including but not limited to, Indian Gaming of America, Inc.

                  (i) The Tribe shall select an individual of its choice knowledgeable inn construction practices to act as the Tribe's construction monitor. The construction monitor shall be allowed access to all project contracts, including plans, designs, and construction cost information. The construction monitor shall inspect and approve each phase of construction, including change orders, before each subsequent phase may be initiated. The construction monitor shall inspect and shall not unreasonably withhold approvals within twenty-four (24) hours of notification. The construction monitor shall be compensated at a commercially reasonable rate to be agreed by the parties, and the fees for such services shall be a pre-development cost of the Enterprise; to be repaid under the Construction Loan herein and according to its terms thereof.

         2.5      Financing Obligation and Terms of Facility Loan.

                  (a) Commencing on the Effective Date of the Management Agreement portion of this Memorandum of Agreement, and subject to satisfaction of each of the conditions set forth in Section 2.6(a) below, Developer will, upon Developer's approval of requests to advance funds ("Requests for Advance"), either arrange for a lender to loan to the Tribe under the Facility Loan or advance directly to the Tribe for the benefit of Tribe funds for the actual Costs of Construction up to an aggregate of the Approved Construction Budget approved by the parties. Such amounts loaned or advanced for Costs of Construction shall be payable and accrue interest on terms as set forth in the Facility Note, in the form agreed to by the Tribe and the lender or Developer. All advances of Costs of Construction shall be recorded by Developer on a schedule to be attached to the Facility Note.

                  (b) Commencing on the Effective Date of the Management Agreement portion of this Memorandum of Agreement, and subject to satisfaction of each of the conditions set forth in Section 2.6(b) below, Developer will either arrange to have a lender loan the Tribe under the Facility Loan or advance directly to the Tribe funds up to the amount of the approved budget to finance the Initial Costs of Operation. All amounts loaned or advanced for Initial Costs of Operation shall be payable and accrue interest on terms as set forth in the Facility Note. All advances of Initial Costs of Operations shall be recorded by Developer on a schedule to be attached to the Facility Note.

                  (c) The Costs of Construction and Initial Costs of Operation shall equal the total cost of the Facility Loan. The total amount of the Facility Loan, or advances if made directly by Developer, shall be in an amount up to but not exceeding one hundred fifty million dollars ($150,000,000). The Facility Loan, or total advances if made directly by Developer, shall accrue interest at the prime interest rate of Chase Manhattan Bank plus two percent (2%), fixed from the date the funds are advanced to the Tribe, with repayment of principal and interest to be made in equal monthly installments over a term of five (5) years commencing on the thirtieth (30th) day after the Commencement Date, or seven (7) years if the Management Agreement portion of this memorandum of Agreement is extended pursuant to Section 3.19 of this Memorandum of Agreement.

                  (d) The Facility Loan, or total advances if made directly by Developer, shall (i) be subject to all the terms and conditions of this Memorandum of Agreement; (ii) be evidenced by the Facility Note executed by Tribe; and (iii) be repaid solely as a Limited Recourse obligation of the Tribe without any cross collateralization from other projects of Tribe and without any other liability or guarantee on the part of the Tribe. Except for the Minimum Guaranteed Monthly Payment to the Tribe, repayment of the Facility Loan, or total advances if made directly by Developer, shall have first priority on any Net Gaming and Net Incidental Revenues generated by the Enterprise. The Tribe agrees to grant to the lender, or to Developer to the extent Developer makes advances directly to the Tribe, a security interest on any Net Gaming and Net Incidental Revenues of the Enterprise in order to secure repayment of the Facility Note. The Tribe agrees not to encumber any of the assets of the Facility or the Enterprise without the written consent of Developer and the holder of the Facility Loan, which consent will not be unreasonably withheld; except that the Tribe shall have the right without the consent of Developer and such holder to grant subordinate security interests in the Enterprise's revenues. The Tribe agrees to enter into a limited, transactional waiver of sovereign immunity and consent to jurisdiction and arbitration as to the holder of the Facility Loan, or to Developer to the extent Developer makes advances directly to the Tribe, as provided in the Resolution of Limited Waiver.

                  (e) The Tribe shall retain the right to prepay the Facility Loan, or total advances if made directly by Developer, in whole or in part, without imposition of any prepayment penalty.

                  (f) It is the understanding of the parties that the Facility Loan, or total advances if made directly by Developer, will be the sole responsibility of Tribe, will be a Limited Recourse obligation of the Tribe, and will not be subject to any other guarantee or obligation on the part of the Tribe.

         2.6      Conditions Precedent to Facility Loan.

                  (a) The obligation of Developer to arrange for the issuance of the Facility Loan to the Tribe, or to make direct advances to the Tribe, for the initial or any subsequent advance of Costs of Construction pursuant to Section 2.5(a) above is subject to the following conditions:

                           (i) The Facility Loan and related Facility Note, UCC Financing Statements or other related documentation required shall be dated and duly executed and delivered by the Tribe and shall have been approved by the BIA or National Indian Gaming Commission if required by applicable law.

                           (ii) The Management Agreement portion of this
                  Memorandum of Agreement shall have become effective pursuant to Section 3.19 and Developer shall have received an opinion of counsel for the Tribe concerning the enforceability of this Memorandum of Agreement and the Facility Note against the Tribe and the authority of the Tribe to execute this Memorandum of Agreement and the Facility Note.

                           (iii) Developer shall have received and approved the Plans and Specifications, the budget for the Costs of Construction, and the executed Construction Contract in accordance with Sections 2.2 and 2.4.

                           (iv) Developer shall have received evidence that the Gaming Site is held in trust by the United States of America, as trustee for the Tribe.

                           (v) Developer shall have received and approved evidence of the bonds and insurance required of the General Contractor pursuant to Section 2.4(b).

                           (vi) Tribe shall have furnished to Developer a survey of the Gaming Site prepared by a BIA approved land surveyor, which survey shall locate all property lines, existing access ways, building setback lines and easements affecting the Gaming Site identified by book and page of recording, where applicable, water, electric and sewer lines, and other physical matters, including encroachments, if any, affecting the title and use of the Gaming Site. The survey shall set forth the exact legal description of the Gaming Site. Tribe further agrees to furnish to Developer a copy of the recorded plat, if any, applicable to the Gaming Site. All surveys required hereunder shall contain a certificate in favor of, and in form and substance satisfactory to, Developer.

                           (vii) Developer shall have received satisfactory evidence that all permits or other authorizations, including, and without limitation, the building permit(s), required by any applicable Governmental Authority to authorize construction of the Facility have been issued and are in full force and effect. If all permits are not available prior to the closing of the Facility Loan, it shall be within Developer's discretion to arrange for the advance by a lender of such sums under the Facility Loan for work for which all applicable permits have been received. At Developer's option, the Tribe shall furnish Developer reasonable evidence that all other permits required in order to construct the Facility in accordance with the Plans and Specifications, and within the Approved Construction Budget, will be available when necessary.

                           (viii) Developer shall have received satisfactory
                  evidence of the availability of adequate water, electricity, telephone, sanitary sewer, and, if applicable, storm sewer service to the Facility to be provided as part of the Costs of Construction or otherwise as agreed to by the parties.

                           (ix) All representations and warranties of the Tribe shall be true and correct, this Memorandum of Agreement shall remain in effect, and the Tribe shall not be in default under this Memorandum of Agreement on the date of each advance.

                           (x) There shall be no pending or threatened litigation, claim or dispute which, in Developer 's good faith judgment, might materially adversely affect the ability of the Tribe to timely perform its obligations under this Memorandum of Agreement, including, without limitation, a ruling that the Tribal-State Compact is void for purposes of the IGRA. Developer acknowledges, however, that prior lawsuits have ben filed by certain tribal members claiming to represent the Tribe. Developer does not foresee future actions of this nature to materially affect the ability of the Tribe to perform. Further, Tribe shall not be the subject of any pending or threatened bankruptcy, insolvency, reorganization or similar proceedings which, in Developer 's good faith judgment, would materially adversely affect the security for the Facility Loan or the Tribe's ability to perform its obligations under this Memorandum of Agreement or the Facility Note.

                           (xi) Developer shall have received satisfactory evidence that the Gaming Site is free from environmental contamination of any nature whatsoever or any other environmental condition that would require any remediation pursuant to any applicable Legal Requirement.

                  (b) The obligation of the Developer to arrange for a lender to make the initial or any subsequent advances for Initial Costs of Operation, or to make such advances directly to the Tribe, is subject to the conditions precedent set forth above in subparagraphs 2.6(a) (i), (ii), (ix), (x) and (xi).

         2.7 Advances for Costs of Construction. Nothing herein contained shall obligate Developer to arrange for a lender to advance the Costs of Construction, or make advances directly to the Tribe, for payment of any item not included in or in an amount in excess of the Approved Construction Budget.


                  (a) Subject to the provisions of Section 2.7 (c) relating to retainage, Developer shall arrange for a lender to make advances, or make advances directly, to the Tribe for materials purchased by the Tribe and stored on or off the Gaming Site but not yet incorporated into the Facility only if Tribe provides evidence satisfactory to Developer that such stored materials are protected against theft and damage.

                  (b) Unless it otherwise agrees, Developer shall not be required to arrange for a lender to make advances, or make advances directly to the Tribe, for Costs of Construction under the Facility Note more often than once monthly. Advances for Costs of Construction will be made based upon the progress of construction as verified by Requests for Advance approved and certified by the Architect.

                  (c) Subject to the provisions of the Construction Contract entered into between Tribe and the General Contractor, Developer may retain from each advance for payment of Costs of Construction to the General Contractor an amount equal to ten percent

(10%) (or other lower retainage as may be agreed upon by Developer and set forth in the Construction Contract with the General Contractor) of the amount of each Request for Advance.

                  (d) Developer shall not be obligated to arrange for a lender to make the final advance, or make the final advance directly to the Tribe, for Costs of Construction until the following conditions have been satisfied: (i) all conditions stated in this Section 2.7 and Section 2.4(f) shall have been satisfied; and (ii) Developer shall have received the following: 1) evidence that all work requiring inspection by any Governmental Authorities having jurisdiction over the Facility has been inspected and approved by such authorities and that all other required certificates and approvals have been issued; 2) an as-built survey showing the Gaming Site, the Facility, including, without limitation, the building, parking areas (including parking spaces designated as regular, compact or handicapped spaces), walkways, driveways, access ways to public streets, signs, and any encroachments; and 3) a certificate from the Architect to the effect that the Facility (including landscaping and on-site and any off-site improvements) have been completed substantially in accordance with the Plans and Specifications and that direct connection has been made to all appropriate utility facilities.

         2.8 Advances for Initial Costs of Operation. Advances under the Facility Note for Initial Costs of Operation will be arranged by Developer with a lender, or made directly by Developer to the Tribe, upon written request by the Tribe within the budget for Initial Costs of Operation approved pursuant to
Section 6.1(b) and if supported by invoices or other documentation as Developer may reasonably require. Any Initial Cost of Operation exceeding the sum of One Hundred and Twenty Five Thousand Dollars ($125,000) shall require the signed consent of the Tribe. In addition, Developer is hereby authorized to make direct payments for Initial Costs of Operation incurred by Developer/Manager in its role as agent for the Tribe, subject to the accounting and record keeping provisions of Section 3.4(d), and the above dollar limitation. Developer shall provide the Tribe with monthly reports of all advances for Initial Costs of Operation that shall compare actual advances with the budget for Initial Costs of Operation prepared pursuant to Section 6.1(b).

         2.9 Title to Facility. The Facility shall be the sole and exclusive property of the Tribe, subject to no liens or encumbrances except for any liens in favor of the lender and Developer granted herein or others permitted herein.

         2.10 No Liens. During the term of this Memorandum of Agreement, neither the Tribe nor Developer shall act in any way whatsoever, either directly or indirectly, to cause any other party to lease or to become a lienholder of the Gaming Site, Facility or the Enterprise, except as expressly agreed to by the parties or permitted herein.

         2.11 Limited Waiver of Sovereign Immunity. By this Memorandum of Agreement, the Tribe does not waive, limit, or modify its sovereign immunity from unconsented suit except as provided in the Resolution of Limited Waiver. The Tribe understands that its agreement to adopt an enforceable Resolution of Limited Waiver is a material inducement to the Developer's execution of this Memorandum of Agreement and is a condition precedent to any of the respective obligations of the parties under this Memorandum of Agreement. The Tribe further agrees that it will not amend or alter or in any way lessen the rights of the lender or Developer as set forth in the Resolution of Limited Waiver, which is attached hereto as Exhibit C and incorporated here by reference. This Section
2.11 shall survive the termination of this Memorandum of Agreement, regardless of the reason for the termination.

         2.12 Exclusivity. During the term of this Memorandum of Agreement, the Tribe shall have an exclusive relationship with Developer regarding all Class II and Class III Gaming and Incidental Operations development on Tribal Lands, and the development of the Facility and the Enterprise. Except for the restrictions in Section 10.21, nothing herein shall be deemed to restrict Developer's gaming activities related to commercial or Indian gaming.

         2.13 Independent Agreement. The objective of the Tribe and Developer in entering into and performing this Development Agreement of this Memorandum of Agreement is to provide a legally enforceable procedure and agreement pursuant to which Developer will make certain advances and loans to the Tribe for the development of the Facility prior to the approval of the Management Agreement by the NIGC and the obtaining of any other necessary approvals so that the Project can commence operation as soon as possible; and to set forth the rights and obligations of the parties if approval of the Management Agreement by the NIGC does not occur or if the Project is unable to be developed for any other reason. This Development Agreement is intended to be a legally enforceable agreement, independent of the Management Agreement, which shall enter into effect when executed and delivered by the parties, and be enforceable between the parties regardless of whether or not this Memorandum of Agreement or the Management Agreement is approved by the Chairman of the NIGC.

         2.14 Term of Development Agreement. The Development Agreement portion of this Memorandum of Agreement shall become effective upon execution by both the Tribe and Developer. Unless sooner terminated as provided in this Memorandum of Agreement, the term of the Development Agreement shall run from its execution date until the earlier of either (i) the Commencement Date; or (ii) five (5) years after February 26, 1999.



                         MANAGEMENT AGREEMENT PROVISIONS

                                    ARTICLE 3
                          AUTHORITY AND DUTY OF MANAGER

         3.1 Appointment as Agent. Subject to the terms and conditions of this Memorandum of Agreement, the Tribe hereby appoints Manager to act as the exclusive agent for the Tribe for all matters related to the Facility and the Enterprise during the term of the Management Agreement. Manager's agency responsibilities shall include, among other things, maintenance and improvement of the Facility, management and operation of the Enterprise's Class II and Class III Gaming activities within the Facility, and all other revenue producing activities that are conducted by the Enterprise, such as the sale of food and beverages in the Facility. Manager accepts such appointment as the Tribe's exclusive agent for the term of this Memorandum of

Agreement. Subject to the provisions of this Memorandum of Agreement and specifically the restrictions in this Article 3, Manager shall have, and the Tribe does hereby grant to Manager, the power and authority as agent for the Tribe, to exercise the rights of the Tribe under and to execute, modify, or amend any contracts, including, without limitation, purchase orders, leases, contracts for services, including utilities, and maintenance and repair services, relating to the operation of the Facility and the Enterprise except for contracts or compacts with the State which shall remain the authority of the Tribe. Notwithstanding the preceding, the Tribe shall be required to approve in writing all contracts for the retention of attorneys and certified public accounts, and all contracts entered into with any affiliate company of Manager. The duties and authorities of Manager shall be subject in all events to receipt of all necessary licenses, consents or approvals from the Gaming Control Board.

         3.2 Limitations. Manager shall have no authority to waive or impair the Tribe's sovereign immunity. Except as stated herein, Manager shall have no authority as the Tribe's agent under this Memorandum of Agreement without the prior written approval of the Tribe (not to be unreasonably withheld): (a) to incur costs which are materially in excess of the expenditures to be agreed upon in the capital expenditure budget pursuant to Section 6.1(c) herein; (b) to sell, encumber or otherwise dispose of any personal property or equipment located in the Facility, except for inventory sold in the regular course of business and other items which must be replaced due to age, obsolescence, or wear and tear; (c) to purchase any goods or services from Manager or any of Manager's affiliated companies as a Cost of Gaming or Incidental Operations or Cost of Construction. Except as specifically authorized in this Article 3, Manager shall not hold itself out to any third party as the agent or representative of the Tribe.

         3.3  Manager's Authority and Responsibility.
              (a) Manager shall conduct and direct all business and affairs in connection with the day-to-day operation, management and maintenance of the Enterprise and the Facility, including the establishment of operating days and hours. It is the parties' intention that the Enterprise be open 24 hours daily, seven days a week. Manager is hereby granted the necessary power and authority to act, through the Enterprise's general manager, in order to fulfill all of its responsibilities under this Agreement. Nothing herein grants or is intended to grant Manager a titled interest to the Facility or to the Enterprise. Manager hereby accepts such retention and engagement. The Tribe shall have the sole proprietary interest in and ultimate responsibility for the conduct of all Class II and Class III Gaming conducted by the Enterprise, subject to the rights and responsibilities of Manager under this Agreement.

              (b) In managing, operating, maintaining and repairing the Enterprise and the Facility under this Memorandum of Agreement, Manager's duties shall include, without limitation, the following: (i) Manager shall use reasonable measures for the orderly physical administration, management, and operation of the Enterprise and the Facility, including without limitation cleaning, painting, decorating, plumbing, carpeting, grounds care and such other maintenance and repair work as is reasonably necessary; (ii) Manager shall comply with all duly enacted statutes, regulations and ordinances of the Tribe; and (iii) Manager shall comply with all applicable provisions of the Internal Revenue Code including, but not limited to, the prompt filing of any cash transaction reports and W-2G reports that may be required by the Internal

Revenue Service of the United States or under the Tribal-State Compact.

                  3.4 Compliance with Laws.

                  (a) Manager shall comply with all terms and conditions of the Tribal-State Compact, the Gaming Control Ordinance, IGRA and any gaming regulations, the violation of which would materially impair the conduct of gaming permitted to be conducted under IGRA by the Enterprise. Without limiting the foregoing, Manager shall also supply the NIGC with all information necessary to comply with the National Environmental Policy Act, as it may be amended from time to time, and comply with the NIGC's regulations relating thereto. Manager shall also comply with requirements concerning the reporting and withholding of taxes with respect to the winnings from gaming operations pursuant to this Memorandum of Agreement. The Tribe agrees to cooperate with Manager and to aid Manager in its compliance with the foregoing laws, regulations and requirements.

                  (b) The parties shall use their best efforts to obtain all necessary approvals of Governmental Authorities of this Memorandum of Agreement.

         3.5 Security. Manager shall provide for appropriate security for the operation of the Enterprise. All aspects of Facility security shall be the responsibility of Manager. Upon agreement of the Tribe and Manager, any security officer may be bonded and insured in an amount commensurate with his or her enforcement duties and obligations. The cost of any charge for security and increased public safety services will be a Costs of Gaming or Incidental Operations, as appropriate.

         3.6      Accounting, Financial Records, and Audits.

                  (a) Manager shall maintain full and accurate records and books of account for operations of gaming activities and related operations managed by Manager. Such records shall be maintained at Manager's office located within the Facility and shall be made available for inspection and verification at all reasonable times, including during hours of operation, as required by the Tribal-State Compact, the Tribal Council or its designated representative, the Gaming Control Board or IGRA. Inspection or verification by the Governmental Authorities shall be coordinated through the Gaming Control Board.

                  (b) Subject to the approval of the Tribal Council and the Gaming Control Board, which approvals shall not be unreasonably withheld and which should occur within three months of commencement of the construction of the Facility, Manager shall establish and maintain such approved accounting systems and procedures that shall: (i) include procedures for internal accounting controls; (ii) permit the preparation of financial statements in accordance with generally accepted accounting principles; (iii) be susceptible to audit; and (iv) provide for the allocation of operating expenses or overhead expenses among the Tribe, the Enterprise and Manager, or any other user of shared facilities or services. Supporting records and the agreed upon accounting system shall be sufficiently detailed to permit the calculation and payment of Manager's fee hereunder and to permit the performance of any fee or contribution computations required under IGRA, the Tribal-State Compact and other applicable laws or regulations.

                  (c) Net Gaming Revenues, Net Incidental Revenues, and Net Total Revenues will be calculated for purposes of distribution monthly in accordance with Section 6.5.

                  (d) All records shall be maintained so as to permit the preparation of financial statements in accordance with generally accepted accounting principles consistently applied and in accordance with procedures to be mutually agreed upon by the parties. Manager shall, as a Costs of Gaming Operations, furnish to the Tribe, and the Gaming Control Board, monthly financial reports in accordance with Section 6.4. Such reports shall provide reasonable detail as requested by the Tribe, and the Gaming Control Board with respect to revenues and expenses of each profit center of the Enterprise. In addition, all gaming operations conducted within the Facility shall be subject to special outside annual audits, which the Gaming Control Board may cause to be conducted, and all contracts or subcontracts for supplies, services or concessions for a contract amount in excess of $25,000 annually relating to gaming activities within Facility shall be subject to audits which the Gaming Control Board may cause to conducted by an independent certified public accountant selected and approved by the Gaming Control Board. The audits will be scheduled at times agreed upon by the Gaming Control Board and Manager. The cost of such audits and audit reports (including the annual audit under Section 6.6) shall constitute Costs of Gaming Operation. The Manager shall make any reports or presentations to the Tribal Council as are requested by the Tribe.

         3.7 Cash Monitoring. As a Cost of Construction, Manager shall install a video surveillance system and computerized systems for monitoring the Gross Gaming Revenues on a daily basis. Manager will promulgate, and all parties and their respective employees, agents, and representatives will obey operational policies consistent with the Gaming Control Ordinance respecting the handling of cash, security systems, and access to cash cage, counting rooms, and other places where cash is kept and handled. The Tribe and the Gaming Control Board and their authorized representatives shall have the right to monitor and investigate systems for cash management implemented by Manager in order to prevent any skimming of receipts or losses of the proceeds and to verify daily Gross Gaming Revenues, Gross Incidental Revenues, and Gross Total Revenues.

          3.8     Bank Accounts, Reserve Funds and Permitted Investments.

                  (a) Gross Gaming and Incidental Revenues shall be deposited daily into one or more segregated bank accounts established in one or more commercial banks, of the Tribe's choice, organized under the laws of the United States of America or any state thereof provided such bank is a member of the Federal Deposit Insurance Corporation. The accounts must indicate the custodial nature of the accounts. The signature of an authorized representative of Manager shall be the only signature required to make withdrawals (by check or otherwise) from such accounts, provided that the monies withdrawn are to be used only for the purposes set forth herein, and provided further that if the amount of any single withdrawal exceeds Two Hundred and Fifty Thousand Dollars ($250,000) (excluding payout and prizes and transfers to any designated payroll accounts, taxes, purchases of currency and budget items already approved), then the signature of the Tribe's designated representative will also be required.

                  (b) Surplus funds deposited in such account may be invested by Manager in the following permitted investments: (i) a money market mutual fund registered under the Investment Company Act of 1940 that invests exclusively in
(1) marketable direct obligations issued or unconditionally guaranteed by the United State Government or issued by an agency thereof and backed by the full faith and credit of the United States, (2) commercial paper having, at the time of acquisition, a rating of A-1 or P-1 or better from either Standard & Poor's Corporation or Moody's Investors Service, Inc., respectively; or (ii) other investments as may be directed by Manager with the prior written consent of Tribe.

                  (c) In accordance with the terms and conditions for opening bank accounts and investment of funds contained herein, Manager may, with the approval of the Tribe, establish other segregated banking accounts for business purposes.

         3.9      Enforcement of Rights.

                  (a) During the term of this Memorandum of Agreement, except as otherwise provided in Section 3.9 (b), the Tribe and Manager shall mutually agree with respect to the handling of the defense, prosecution or settlement of civil disputes with third parties relating to gaming and other management activities conducted or contracts executed by Manager, as agent for the Tribe. The parties will assist and cooperate with each other with respect to such third-party claims and disputes. All uninsured liabilities incurred or expenses incurred by the Tribe and Manager or any of the employees, officers or directors of any party in defending such claims by third parties or prosecuting claims against third parties shall be considered either Costs of Gaming Operation or Costs of Incidental Operations, depending upon the circumstances and nature of the claim, except with respect to claims and liabilities resulting from criminal misconduct, which shall be governed by Article 8.

                  (b) All claims brought against the Tribe or Manager or any of the employees, officers or directors of any party arising out of or relating to gaming or other operations conducted pursuant to this Memorandum of Agreement that may be settled and released for a total settlement amount of less than Seventy-Five Thousand Dollars ($75,000) may be paid and settled by Manager in accordance with Manager's good faith business judgment.

         3.10 Fire and Safety Services. Manager shall be responsible for obtaining adequate coverage for fire and safety services and may, in its discretion, have such services provided on a contractual basis by the local Fire and Police Departments. The costs of any fire and safety protection services shall be appropriately allocated between Costs of Gaming Operation and Costs of Incidental Operations, and, if provided by a Department of the Tribe, shall not exceed the actual cost to the Tribe of providing such services.

         3.11 Timely Payment of Costs of Gaming and Incidental Operations. Manager shall be responsible for paying Costs of Gaming Operation and Costs of Incidental Operations from the bank account(s) established pursuant to Section
3.8 so as to avoid any late-payment penalties, except those incurred as a result of good faith payment disputes.

         3.12 Acquisition of Gaming and Other Equipment.

                  (a) All gaming equipment shall be acquired by Manager, as agent for the Tribe, from Gaming Control Board licensed distributors and manufacturers. Unless previously approved by the Tribe in a separate budget, all purchases exceeding One Hundred and Twenty-Five Thousand Dollars ($125,000) shall require the written approval of the Tribe.

                  (b) All acquisitions of new equipment after the public opening of the Facility shall be purchased by Manager as agent for the Tribe on a cash on delivery basis, unless otherwise agreed by the Tribe.

         3.13 Hours of Operation. Unless otherwise agreed by the parties, the facility and Enterprise shall be operated for the maximum days per week and hours per day, subject to any restrictions in the IGRA and the Tribal-State Compact.

         3.14 Access to Operations. Manager shall provide immediate access by appropriate officials of the Gaming Control Board and the Tribe's designated representative to the gaming operation, including all books and records in addition to those listed in the access requirements set forth in Sections 3.6 and 3.7.
         3.15 Increased Public Safety Services. The parties agree that increased actual costs of law enforcement and police protection services required as a result of the Class II and Class III Gaming in the Facility shall be paid as Costs of Gaming Operation.

         3.16 Advertising. Manager shall contract for and place advertising, subject to prior approval of the general concepts of the advertising by the Tribe. Advertising costs will be included in the operating budgets prepared in accordance with Article 6.

         3.17 Certain Meetings. The Tribe shall appoint a Gaming Committee consisting of two or three individuals. One of the Members shall serve as financial monitor and shall be afforded timely access to all financial records concerning the Enterprise. This Gaming Committee shall provide a means through which Manager can regularly communicate with the Tribe concerning issues or problems that require, or may require, Tribal approval or input. If a required approval is obtained from this Gaming Committee, no additional approval is necessary from the Tribe. The General Manager, or his representative, as mutually agreed by the parties, shall meet with the Gaming Committee at least once very two weeks. At such meetings manager shall provide progress reports and the most current financial information. The general policies of the Enterprise concerning employment, working conditions, employee training, expenditures, construction improvements, procurement, marketing, and similar business matters shall be discussed. The Gaming Committee may make proposals regarding these policies, but shall not interfere in the day-to-day operation of the Enterprise. Manager shall meet and confer in good faith with the Gaming Committee concerning matters raised by the Committee and concerning what remedial action, if any, shall be necessary. Unless agreement on such action or decision may be withheld in the sole discretion of Manager or the Tribe, such disagreement shall be subject to the dispute resolution procedures in Article 11.

         3.18 Maintenance. Manager will cause the Facility to be repaired and maintained and operated in a clean, good and orderly condition. Repairs and maintenance will be paid as Costs of Gaming Operation if related to the gaming operations of the Enterprise, or as Costs of Incidental Operation if related to the other operations of the Enterprise.

         3.19 Term. Notwithstanding the date of signature of the parties hereto, the Management Agreement portion of this Memorandum of Agreement shall become effective upon the last of the following events to occur: (i) written approval of the Tribe's Gaming Control Ordinance, this Memorandum of Agreement, the executed Facility Loan and related Facility Note, UCC Financing Statements, and the Resolution of Limited Waiver and issuance of final agency decision by the chairman of the National Indian Gaming Commission and/or, as applicable, the BIA; (ii) approval by the Secretary and publication in the federal register of the Tribal-State Compact; or (iii) issuance by the Gaming Control Board of all applicable license(s) required by IGRA, the Tribe's Gaming Control Ordinance or the Tribal-State Compact to Manager ("Effective Date"). The Commencement Date shall be the first day upon which the Facility is open to the public to engage in gaming activities. Unless sooner terminated as provided in this Memorandum of Agreement, the Management Agreement portion of this Memorandum of Agreement shall run for a period of five (5) years from the Commencement Date; provided further that, because the capital investment required and the income projections for development of the Facility and Enterprise beyond the scope initially planned will require additional time beyond five (5) years, the term of the Management Agreement portion of this Memorandum of Agreement may be extended an additional two (2) years at the option of Manager provided that Manger has completed all of the following: (a) is successful in providing additional land to the Tribe in excess of Three Million Dollars ($3,000,000), (b) develops a gaming facility and related amenities with a cost in excess of Sixty Million Dollars ($60,000,000), (c) resolves the dispute between the Tribe and IGA relating to the Facility and Enterprise; or alternatively, Manager completes all of the following within the original five (5) year term: (i) 120,000 square feet of building space, (ii) one thousand seven hundred (1,700) compacted Class III gaming devices and 40 table games (assuming allowed by Tribal-State Compact),
(iii) 2,000 parking spaces, (iv) speciality restaurant, (v) food buffet restaurant, (vi) 24 hour coffee shop, (vii) snack bar, (viii) retail area, (ix) multi-purpose entertainment room, (x) meeting rooms, (xi) child care center,
(xii) video arcade facility, (xiii) administrative offices, (xiv) hotel with an indoor pool, (xv) RV park, and (xvi) convenience store/gas station. The extension shall be automatic unless the Tribe notifies the Manager in writing at least six (6) months in advance of the expiration of the original term that the Manager has yet to satisfy performance hereunder.

         3.20 Surveillance. Manager shall provide for appropriate surveillance for the operation of the Enterprise. All areas and resources of the surveillance department shall be fully accessible to the Jamul Gaming Control Board upon official request of the Board. Pursuant to an official request, the Board may require the surveillance department to cooperate in all investigations, to turn over any and all video and audio recordings, to turn over any and all operations logs, and any other documents kept in the normal course of business by that department, and to permit the

Board to visually monitor any facet of the gaming operations.

                                    ARTICLE 4
                                PERSONNEL MATTERS

         4.1 Employees. All employees involved with operation of the Enterprise's Class II and Class III Gaming activities and related activities throughout the Facility subject to management by Manager under this Management Agreement shall be employees of the Tribe. Subject to the applicable requirements in the Tribal-State Compact, the employment relationship shall be governed by Tribe substantive law, subject to the Tribe's reasonable Indian preference policies, and all matters will be subject to dispute resolution procedures in the manner described in this Memorandum of Agreement. Manager shall be solely responsible for the hiring, training, promoting, and firing of all such employees except for the general manager as agreed to by the Tribe and Manager, whose employment, advancement and termination shall be subject to approval of the Tribe, such approval not to be unreasonably withheld. Manager shall develop a policy and procedure in conjunction with the Tribe, to implement an executive development program for employees who are members of the Tribe whereby Tribe members will be prepared through training and education to assume key management positions within the gaming and non-gaming operations of the Enterprise. All salaries, wages, employee insurance, worker compensation premiums, employment taxes, government exactions of any kind related to employment, benefits, and overhead related to the hiring, supervising, and discharge of employees, will be Costs of Gaming Operations or Costs of Incidental Operations, as appropriate.

         4.2 Enterprise Employee Policies. Manager shall prepare a draft of personnel policies and procedures (the "Enterprise Employee Policies"), including a job classification system with salary levels and scales, which policies and procedures shall be subject to approval by the Tribal Council. The Enterprise Employee Policies shall include a grievance procedure in order to establish fair and uniform standards for the Enterprise employees, which will include procedures for the resolution of disputes between Manager and Enterprise employees. Manager shall be responsible for administering the Enterprise Employee Policies. Any revisions to the Enterprise Employee Policies shall not be effective unless they are approved by the Tribal Council. All such actions shall comply with applicable tribal law, subject to the applicable requirements in the Tribal-State Compact.

         4.3 Employee Background Checks. A background investigation shall be conducted by the Gaming Control Board in compliance with all Legal Requirements, to the extent applicable, on each applicant for employment as soon as reasonably practicable. No individual whose prior activities, criminal record, if any, or reputation, habits and associations are known to pose a threat to the public interest, the effective regulation of Class II or Class III Gaming, or to the gaming licenses of Manager, or to create or enhance the dangers of unsuitable, unfair, or illegal practices and methods and activities in the conduct of Enterprise gaming activities, shall knowingly be employed by Manager or the Tribe. The background investigation procedures employed by the Gaming Control Board shall be formulated in consultation with Manager and shall satisfy all regulatory requirements independently applicable to Manager. Any cost associated with obtaining such background investigations shall constitute an Cost of Gaming

Operation.

         4.4 Indian Preference. Manager shall adhere in regard to recruitment, employment, reduction in force, promotion, training and related employment actions to a publicly announced policy and practice of Indian Preference as approved by the Tribe.

         4.5 Conflict of Interest.

                  (a) Manager covenants that it will not unduly interfere with, or attempt to influence the internal affairs or government decisions of the Tribe for its gain or advantage.

                  (b) Manager hereby certifies that no payments have been made or will be made in the future by Manager to any Tribe official, member of the Tribal Council, relative of any tribal official or tribal government employee for the purpose of obtaining any special privilege, gain, advantage or consideration for Manager, except for the fees payable to the Gaming Control Board and amounts payable to the Tribe pursuant to this Memorandum of Agreement. However, nothing in this provision shall prohibit Manager from making contributions to community organizations within the Tribe or to the Tribe for the purpose of funding community activities.

                  (c) No member of the Gaming Control Board, or any tribal court official may be employed by Manager or be a "Party in Interest" as defined in
Section 9.1 (a) herein with respect to this Memorandum of Agreement or a gaming equipment agreement or have any direct or indirect financial interest in the gaming to be operated pursuant to this Memorandum of Agreement. Members of the Tribal Council and their relatives shall be eligible for employment at the Facility and Enterprise and to enter contracts for the provision of goods or services for the Facility and Enterprise.

                  (d) Manager further agrees to comply with all conflict of interest rules set forth in regulations or ordinances of the Tribe.

         4.6 Participation in Tribe Functions. Manager acknowledges that personnel who are members of the Tribe have cultural and religious responsibilities to perform in regard to Tribe rituals and similar activities. Manager will schedule working hours and take other actions, with the assistance and advice of the Tribe, to accommodate Tribe members in performing these responsibilities without affecting their employment status or position.

                                    ARTICLE 5
                                    INSURANCE

         5.1 Duty to Maintain. Manager shall maintain during the course of this Memorandum of Agreement, appropriately allocated as a Cost of Gaming Operation or a Cost of Incidental Operations, insurance coverages in forms and amounts that will adequately protect the Tribe and Manager, but in no case less than the amounts set forth in this Article, or as required by the Tribal-State Compact.

         5.2 Workers' Compensation. Manager shall maintain adequate workers' compensation insurance in accordance with all applicable laws, including employer's liability insurance, in the amounts agreed to by the Manager and Tribe, or as required by the Tribal-State Compact.

         5.3 Commercial General Liability. Manager shall maintain commercial general liability insurance covering operations of the Enterprise, including blanket contractual liability coverage, broad form property liability coverage, and personal injury coverage in the amount of $1,000,000 per person/$3,000,000 per occurrence for bodily injury and $1,000,000 per person/$3,000,000 per occurrence for property damage, or as required by the Tribal-State Compact or Gaming Control Board.

         5.4 Automobile. Manager shall maintain comprehensive automobile liability insurance covering operations of the Enterprise, including all owned, hired and non-owned automobiles, trucks, buses, trailers, motorcycles or other equipment licensed for highway use with limits and coverage approved by the Manager and Tribe.

         5.5 Tribe and Manager to be Insured. Insurance set forth in Sections
5.3 and 5.4 shall name the Tribe and Manager as insureds, and such policies shall be endorsed to prohibit the insurer from raising tribal sovereign immunity as a defense to the payment of claim by the insurer.

         5.6 Property Insurance. Manager shall also, acting a agent for the Tribe, procure replacement value casualty and extended hazard insurance in appropriate coverage amounts which shall insure the Facility and any fixtures, improvements and contents located therein against lost or damage by fire, theft and vandalism. All such casualty insurance proceeds shall be applied to the immediate replacement of the applicable Facility part or fixture, improvements or contents therein unless the parties agree otherwise. Such casualty insurance policy or policies shall name the Tribe and Manager as insureds.

         5.7 Fidelity Bond. Manager shall maintain fidelity bonds on such employees and in such amounts as Manager and Tribe shall deem reasonable.

         5.8 Unemployment Insurance. Manager, acting as agent for the Tribe, shall maintain adequate unemployment compensation/disability insurance with respect to the Enterprise employees in compliance with the Tribal-State Compact.

         5.9 Evidence of Insurance. Prior to the opening of the Facility to the public and commencing operations of the Enterprise, Manager shall supply to the Tribe and any necessary Governmental Authorities copies of the insurance policies applicable to the Facility or Enterprise operations as required by this Article.


                                    ARTICLE 6

                     BUDGETS, COMPENSATION AND REIMBURSEMENT

         6.1      Projections and Budgets.

                  (a) The parties have used their best efforts to project expected revenues and expenses for the first three (3) years of operation of the Enterprise, and the projections attached hereto as Exhibit D represent the parties' mutual expectations.

                  (b) Manager shall prepare a budget for the Initial Costs of Operation and submit such budget to the Tribe within one hundred twenty (120) days of execution of this Memorandum of Agreement. Manager shall also prepare an initial operating budget and submit the same to the Tribe for approval by the Tribal Council at least ninety (90) days prior to the opening of Facility to the public and commencement of the Enterprise's Class II and Class III Gaming. Annual operating budgets shall be submitted by Manager to the Tribe thereafter by no later than thirty (30) days prior to the commencement of the Fiscal Year. The proposed initial operating budget and each subsequent annual operating budget shall be subject to approval or disapproval within thirty (30) days of submission to the Tribe, such approval not to be unreasonably withheld. The parties recognize that mutually agreeable adjustments may be made to previously approved operating budgets from time to time during any Fiscal Year, to reflect the impact of unforeseen circumstances, financial constraints, or other events. Manager agrees to keep the Tribe informed regarding any items of revenue or expense that are reasonably anticipated to cause a material change to the operating budget previously approved by the Tribe, and to obtain written approval from the Tribe for any budget increase or decrease of more than ten percent (10%) from the previously approved budget.

                  (c) Manager shall prepare an annual capital expenditure budget and submit such budget to the Tribe at least ninety (90) days prior to the opening of the Facility to the public and commencement of the Enterprise's Class II and Class III Gaming. Annual capital expenditure budgets shall be submitted by Manager to the Tribe thereafter by no later than thirty (30) days prior to the commencement of the Fiscal Year. The proposed capital expenditure budgets shall be subject to approval or disapproval within thirty (30) days of submission to the Tribe for approval, such approval not to be unreasonably withheld. The parties recognize that mutually agreeable adjustments may be made to previously approved capital expenditure budgets from time to time during any budget year, to reflect the impact of unforeseen circumstances, financial constraints, or other events. Manager agrees to keep the Tribe informed and obtain Tribe's approval regarding any projects or expenditures that are reasonably anticipated to cause a material change to the capital expenditure budget previously approved by the Tribe, and to obtain written approval from the Tribe for any budget increase or decrease of more than ten percent (10%) from the previously approved budget.

         6.2 Advances for Initial Costs of Operation. The initial operating budget for the Facility and the Enterprise shall contain an amount approved by Manager and the Tribe which Developer/Manager agrees to arrange for a lender to advance, or advance directly to the Tribe, for Initial Costs of Operation as a component of the Facility Loan in accordance with Section 2.5 of this Memorandum of Agreement.

         6.3      Minimum Guaranteed Monthly Payments.

                  (a) During the term of this Management Agreement, the Enterprise shall, subject to the provisions of Section 6.3(b) below, pay the Tribe One Million Dollars ($1,000,000) per month on a cumulative Fiscal Year basis (the "Minimum Guaranteed Monthly Payment"), beginning on the Commencement Date and continuing for the remainder of the Term. The Minimum Guaranteed Monthly Payment assumes that the Tribe will operate one thousand seven hundred (1,700) compacted gaming devices. In the event the number of permitted and operated compacted Class III gaming devices is less than one thousand seven hundred (1,700), the Minimum Guaranteed Monthly Payment shall be prorated down based upon the actual number of permitted and operated Class III gaming devices. However, in the event the number of permitted and operated compacted gaming devices is less that one thousand seven hundred (1,700), the Minimum Guaranteed Monthly Payment shall not be less than Six Hundred Thousand Dollars ($600,000). The Minimum Guaranteed Monthly Payment shall be payable to the Tribe in arrears on the twenty first (21st) day of each calendar month following the month in which the Commencement Date occurs, which payment shall have priority over the Management Fee and retirement of development and construction costs. If the Commencement Date is a date other than the first day of a calendar month, the first payment will be prorated from the Commencement Date to the end of the month. Manager agrees to use Urban Systems, Marquette Partners, or other mutually agreeable companies, to conduct a feasibility study concerning the number of compacted Class III gaming devices that can be operated by the Enterprise at the Facility under existing market conditions. In the event the feasibility study concludes that the 1700 compacted gaming devices are feasible, Manager agrees to open the Facility with at least that number of devices (assuming this is permitted by the Tribal-State Compact and this number of gaming devices are available pursuant thereto).

                  (b) Minimum Guaranteed Monthly Payments shall be charged against the Tribe's monthly distributable share of Net Total Revenues under
Section 6.5; provided, however, that if the Net Total Revenues in a given month are less than $1,000,000, Manager shall advance the funds necessary to compensate for the deficiency from its own funds; and provided further that Manager's obligation to make such payment shall be reduced to the extent that the Tribe has received or receives distributions from Net Total Revenues during that Fiscal Year, on a cumulative basis, exceeding the Minimum Guaranteed Monthly Payments required under this Section 6.3. For example, if (a) the Fiscal Year commences on January 1 and (b) the Tribe receives distributions in January, February, and March totaling $5,000,000, receives no distributions in April, May and June, and receives $2,000,000 in July; then Manager would not be required to make payments from its own funds in April and May; would be required to pay the Tribe $1,000,000 in June; and would be permitted to recoup $1,000,000 of the June payment out of the payment that the Tribe would otherwise receive in July. Manager shall not otherwise be entitled to reimbursement from the Enterprise or the Tribe for payments it makes from its own funds on account of Minimum Guaranteed Monthly Payments. However, no Minimum Guaranteed Monthly Payments shall be required with respect to any months (or portions thereof) that Class II or Class III Gaming is suspended or terminated at the Facility, provided that the reason or cause of such suspension or termination is beyond the control of Manager. Further, no

Minimum Guaranteed Monthly Payments shall accrue subsequent to termination of this Memorandum of Agreement.

         6.4 Daily and Monthly Statements. Manager shall furnish to the Tribe's designated representative statements identifying for each day the Gross Gaming Revenues attributable to the Enterprise's Class II and Class III Gaming on each day that such reports are normally available. Within fifteen (15) days after the end of each calendar month, Manager shall provide a verifiable financial report to the Tribe and the Gaming Control Board covering the preceding month and identifying Gross Gaming Revenues, Gross Incidental Revenues, Gross Total Revenues, Costs of Gaming Operation, Costs of Incidental Operations, Net Gaming Revenues, Net Incidental Revenues, and Net Total Revenues, the amount in excess of Minimum Guaranteed Monthly Payments to be repaid pursuant to the Facility Note and the amount computed in accordance with Section 6.5 hereof, to be distributed to each of the parties hereunder.

         6.5 Distribution of Net Total Revenues.

                  (a) All Net Total Revenues shall be disbursed on a monthly basis as set forth below, paid on the twentieth day of each calendar month for the preceding month.

                  (b) As compensation for Manager's services, Manager shall receive thirty percent (30%) of Net Total Revenues for the prior calendar month, and Tribe shall receive seventy percent (70%) of Net Total Revenues for such prior calendar month.

                  (c) Manager, on behalf of the Enterprise, is responsible for making the Net Total Revenues disbursements to the appropriate party.

         6.6 Annual Audit. With respect to each Fiscal Year, Manager shall cause an audit to be conducted by a nationally recognized certified public accounting firm approved by the parties, and on or before one hundred twenty (120) days after the end of such year, such accounting firm shall issue a report setting forth the Gross Gaming Revenues, Gross Incidental Revenues, Gross Total Revenues, the actual Costs of Gaming Operation, Costs of Incidental Operations, Net Gaming Revenues, Net Incidental Revenues, and the actual Net Total Revenues in each case with respect to the preceding Fiscal Year (or portion of the year in the case of the first year) to be approved at an annual meeting to be held at a location mutually agreed upon by the parties. In addition, upon termination of this Memorandum of Agreement in accordance with its terms, such accounting firm shall conduct an audit, and on or before ninety (90) days after the termination date, shall issue a report setting forth the same information as is required in the annual report, in each case with respect to the portion of the Fiscal Year ending on the termination date. If the Net Total Revenues or other amounts paid to the Tribe or Manager in accordance with Section 6.5 (b) above for relevant period are different from the amount which should have been paid to such party based on the report prepared by the accounting firm and based upon the provisions of this Memorandum of Agreement, then to the extent either party received an overpayment, it shall repay and deposit the amount of such overpayment into the bank account referenced in Section 3.8 (a) within twenty-five (25) days of the receipt by such party of the accountant's report, and to the extent either party received an underpayment, it shall receive a distribution from the bank account referenced in Section 3.8 (a) of the amount of such underpayment within ten (10) days of the receipt by such party of the accountant's report. Manager may make adjustment to future payments to correct a discrepancy if required distributions are not made.

         6.7 Advances for Working Capital. Where amounts in bank accounts established pursuant to Section 3.8 are insufficient to meet Costs of Gaming or Incidental Operation, then Manager reserves the right, in its sole discretion, to make advances as necessary to pay Costs of Gaming or Incidental Operation and to immediately repay itself for such advances from Gross Total Revenues.

         6.8 Development and Construction Cost Recoupment. The maximum dollar amount for recoupment of development and construction costs for the Facility and Enterprise shall be the total amount of the sums advanced by the lender or Developer/Manager to the Tribe pursuant to the Transition Loan under Section 2.3 and the Facility Loan under Section 2.5 herein.

         6.9 Loan Audits. At least ninety (90) days prior to the opening of the Facility and commencement of the Enterprise's Class II and Class III Gaming, an audit shall be commenced by an accounting firm mutually agreeable to the parties in order to confirm the proper expenditure of all funds under the Facility Loan and Transition Loan. The Loan Audit shall be completed within ninety (90) days. All funds found to be properly expended shall be repaid to Manager in accordance with the terms of the loans. The cost of the Loan Audit shall be a Cost of Gaming Operation.

                          PROVISIONS APPLICABLE TO BOTH
                    THE DEVELOPMENT AND MANAGEMENT AGREEMENTS

                                    ARTICLE 7
                                   TERMINATION


         7.1 Termination for Cause.

                  (a) Either party may terminate this Memorandum of Agreement if the other party commits or allows to be committed a Material Breach (as hereinafter defined) of this Memorandum of Agreement and fails to cure or to take steps to substantially cure such breach within thirty (30) calendar days after receipt of a written notice from the non-breaching party identifying the nature of the Material Breach and its intention to terminate this Memorandum of Agreement. Termination is not an exclusive remedy for breach, and the non-breaching party shall be entitled to other rights and remedies as may be available. For purposes of this Memorandum of Agreement, a "Material Breach" is any of the following circumstances: (i) failure of Manager to provide the Tribe with the monthly Minimum Guaranteed Monthly Payments pursuant to Section 6.3,
(ii) material failure of either party to perform in accordance with this Memorandum of Agreement for reasons not excused under Section 10.6 (Force Majeure), (iii) if any of Manager's employees are found guilty of theft, embezzlement or crime of moral turpitude by a final judgment of a court of competent jurisdiction and if, after knowledge of such final judgment, Manager does not remove such employee from connection with Class II or Class III Gaming operations of the Enterprise, (iv) default under the Facility Note or the Transition Note by the Tribe, (v) any representation or warranty made pursuant to Section 10.11 or 10.12 proves to be knowingly false or erroneous in any material way when made, or (vi) failure of Manager to provide the Tribe with the payments pursuant to Section 2.3.

                  (b) Notwithstanding any provision to the contrary herein, the parties agree that, for so long as the Tribe owes any amounts under the Facility Note or Transition Note, the Tribe agrees that it will not terminate this Memorandum of Agreement without cause.

         7.2 Mutual Consent. This Memorandum of Agreement may be terminated at any time upon the mutual written consent and approval of the parties.

         7.3 Involuntary Termination Due to Changes in Law or Tribal-State Compact. The parties hereby agree to use their best efforts to conduct Class II and Class III Gaming activities in accordance with this Memorandum of Agreement and to ensure that such activities and this Memorandum of Agreement conform to and comply with all applicable laws and the Tribal-State Compact. The Tribe agrees that, except as may be required by federal law, the Tribe will not enact or pass any new ordinances subsequent to the execution of this Memorandum of Agreement that would materially impair the rights of Developer/Manager under this Memorandum of Agreement. The Tribe will not enact any tax ordinance that will put the Facility or the Enterprise, or any portion thereof, at a competitive disadvantage with businesses in the same or like industries. In the event of any change in state or federal laws that results in a final determination by the Secretary, the National Indian Gaming Commission, or a court of competent jurisdiction that this Memorandum of Agreement is unlawful, the Tribe and Developer/Manager shall use their best efforts to amend this Memorandum of Agreement in a mutually satisfactory manner which will comply with the change in applicable laws and not materially change the rights, duties and obligations of the parties hereunder. In the event such amendment is not practical, performance of this Memorandum of Agreement shall be automatically suspended effective upon the date that performance of this Memorandum of Agreement becomes unlawful, and either party shall have the right to terminate such suspended Memorandum of Agreement (except the Notes and Security Provisions, as defined in Section 7.4 (a)) upon written notice to the other party).

         7.4 Ownership of Assets and Repayment of Notes on Termination.

                  (a) Upon termination, except in connection with Developer/Manager's and lender's security interest in the Net Total Revenues of the Enterprise pursuant to the Tribe's Limited Recourse obligations under the Facility Note and Interim Promissory Note (if not yet satisfied), the Tribe will retain full ownership of the Facility, Plans and Specifications therefor, and the Enterprise and its assets; and Manager will have no rights to the Enterprise and its assets or the Facility (or any equipment, books and records, materials or furnishings therein that were purchased with Costs of Gaming or Incidental Operations or Costs of Construction). In the event of any termination (whether voluntary or involuntary), the Tribe shall continue to have the obligation to pay unpaid principal and interest and other amounts due under either the Facility

Note or Interim Promissory Note executed in connection herewith. Any and all obligations and provisions contained in this Memorandum of Agreement concerning repayment of the Facility Note or Interim Promissory Note, and the security therefor (collectively, the "Notes and Security Provisions"), shall survive termination of this Memorandum of Agreement.

                  (b) Subject to the provisions of Section 7.1 (b), in the event of termination of this Memorandum of Agreement for any reason prior to the full repayment to Developer/Manager of any amounts owed to it by the Tribe under either the Facility Note or Interim Promissory Note, the Tribe shall, as promptly as reasonably possible, appoint a person or entity to manage the Facility and operate the Enterprise (the "Replacement") and use its best efforts to obtain approvals of all required Governmental Authorities for such Replacement. The Tribe agrees to keep full and accurate financial records of operations of the Enterprise by such Replacement and to allow Developer/Manager to audit such records at reasonable times prior to full repayment to Developer/Manager of any amounts owed to it by the Tribe under either the Facility Note or Interim Promissory Note and that Tribe's compliance with this paragraph shall not preclude the Developer/Manager from exercising any of its other rights and remedies hereunder, including, without limitation, rights under the Facility Note or Interim Promissory Note.

         7.5 Notice of Termination. In the event of termination pursuant to this Article, the Tribe shall provide notice of the termination to the Secretary or other appropriate Governmental Authorities within ten (10) days after the termination.

                  7.6 Cessation of Class II or Class III Gaming at the Facility.

                  (a) If, during the term of this Memorandum of Agreement, Class II or Class III Gaming cannot be lawfully conducted at the Facility by reason of the application of any legislation or court or administrative agency order or decree adopted or issued by a governmental entity having the authority to do so, Developer/Manager shall, within 60 days after such legislation, order or decree becomes effective, elect to:

                           (i) retain Developer/Manager's interest in this
                  Memorandum of Agreement and suspend Gaming operations until such date, if any, during the term of this Memorandum of Agreement on which Class II or Class III Gaming at the Facility becomes lawful; or

                           (ii) retain Developer/Manager's interest in this
                  Memorandum of Agreement, suspend Class II or Class III Gaming operations until such date, if any, during the term of this Memorandum of Agreement on which Class II or Class III Gaming at the Facility becomes lawful, and with the prior approval of the Tribe, which approval shall not be unreasonably withheld, use the Facility for any other lawful purpose pursuant to a use agreement containing terms reasonably acceptable to Developer/Manager and the Tribe; or

                           (iii) terminate Class II or Class III Gaming
                  operations and terminate this

                  Memorandum of Agreement.

                  Developer/Manager shall give the Tribe written notice of Developer/Manager's election within such 60-day period.

                  (b) If Developer/Manager elects to retain its interest in this Memorandum of Agreement under Section 7.6 (a)(i) or (ii) above, Developer/Manager shall have the right (but not the obligation) to commence Class II or Class III Gaming operations within sixty (60) days after the date on which Class II or Class III Gaming becomes lawful. Developer/Manager may exercise such right by giving the Tribe written notice of such exercise within thirty (30) days after the date on which Class II or Class III Gaming becomes lawful. Any reasonable payment to any third party made during the period during which Class II or Class III Gaming is unlawful to preserve or eliminate any leasehold or purchase contract rights of the Facility shall be paid by Developer/Manager as Costs of Gaming Operation or Cost of Incidental Operations and reimbursed after Class II or Class III Gaming is recommenced.

                  (c) If Developer/Manager elects to terminate this Memorandum of Agreement under this Section 7.6, the provisions of Section 7.4 above shall apply.
                  (d) If, during the term of this Memorandum of Agreement, the Facility is damaged by casualty or other occurrence to the extent, as reasonably determined by Developer/Manager, that Class II or Class III Gaming cannot be conducted at the Facility, Developer/Manager shall, within sixty (60) days after such casualty or occurrence, elect to:

                           (i) retain Developer/Manager's interest in this
                  Memorandum of Agreement pending repair or reconstruction of the Facility, suspend Class II or Class III Gaming operations pending the repair or reconstruction of the Facility, and arrange for such repair or reconstruction in the manner described in this Section 7.6; or

                           (ii) terminate Class II or Class III Gaming
                  operations and terminate this Memorandum of Agreement.

                  Developer/Manager shall give the Tribe and Tribe written notice of Developer/Manager's election within such sixty (60) day period.

                  (e) If Developer/Manager elects to retain its interest in this Memorandum of Agreement under Section 7.6(d)(i) above, Developer/Manager shall promptly verify the amount of insurance proceeds available to pay the cost of repair or reconstruction. Developer/Manager is hereby granted the authority to submit, adjust and settle, on behalf of the Tribe, all insurance claims associated with the casualty or occurrence; provided, however, that Developer/Manager shall obtain the Tribe's prior written consent (which consent shall not be unreasonably withheld) to any settlement. Developer/Manager shall provide copies of all settlement documents to the Tribe.

         7.8      Renewal Option.

                   The parties by mutual agreement may decide to renew or extend the Management Agreement of this Memorandum of Agreement. Any such renewal or extension shall become effective upon approval by the NIGC and appropriate licensing by the Gaming Control Board.

                                    ARTICLE 8
                              RELEASE AND INDEMNITY

         8.1 Third-Party Claims. Except for Section 2.4(h), neither party shall be entitled to recover from, and expressly releases, the other party, its agents, officers and employees, from or for any third-party damages, claims, causes of action, losses and/or expenses of whatever kind or nature, except claims resulting from its own gross negligence or willful or criminal misconduct, including attorneys' fees and expenses incurred in defending such claims in connection with the lawful operation of the Facility and Enterprise in accordance with the terms of this Memorandum of Agreement, and such claims, damages, losses or expenses shall be considered either Costs of Gaming Operation or Costs of Incidental Operations, depending on the circumstances and nature of the claim, payable from the bank account established pursuant to Section 3.8(a).

         8.2 Indemnity from Developer/Manager. Notwithstanding Section 8.1, Developer/Manager shall indemnify and hold the Tribe harmless against any and all damages, claims, losses or expenses of whatever kind or nature, including reasonable attorneys' fees resulting from the criminal misconduct of Developer/Manager, its officers and directors in connection with Developer/Manager's performance of this Memorandum of Agreement, and no such damages, losses or expenses shall be paid from the bank accounts established pursuant to Section 3.6 (a), nor shall such losses or expenses be considered Costs of Gaming or Incidental Operations.

         8.3 Indemnity from Tribe. Notwithstanding Section 8.1, Tribe shall indemnify and hold Manager harmless against any and all damages, claims, losses or expenses of whatever kind or nature, including reasonable attorneys' fees resulting from the criminal misconduct of the Tribe, its officers, directors, or tribal government employees, in connection with the Tribe's performance of this Memorandum of Agreement, and no such damages, losses or expenses shall be paid from the bank accounts established pursuant to Section 3.8(a), nor shall such losses or expenses be considered Costs of Gaming or Incidental Operations.

         8.4 Indemnity Against Unauthorized Debt and Liabilities. The parties expressly agree that neither this Memorandum of Agreement nor its performance creates or implies a partnership between the parties or authorizes either party to act as agent for the other except to the extent expressly provided herein. Developer/Manager hereby agrees to indemnify and hold the Tribe harmless from any third-party claims, actions and liabilities, including reasonable attorneys' fees on account of obligations or debts of Developer/Manager that Developer/Manager is not authorized to undertake as agent for the Tribe pursuant to the terms of this Memorandum of Agreement. The Tribe likewise agrees to indemnify and hold Developer/Manager harmless from any third-party claims, actions and liabilities on account of any of the separate obligations or debts of the Tribe that are not authorized Costs of Gaming or Incidental Operations or Costs of Construction pursuant to this Memorandum of Agreement.

                                    ARTICLE 9
                               PARTIES IN INTEREST

         9.1 Payment of Fees and Submission of Information for Background Investigations. Upon execution of this Memorandum of Agreement, Developer/Manager shall pay from its own funds the fees required by federal and Tribe regulations for background investigations for the "Parties in Interest" as defined herein, and it shall submit the information required by this Section in duplicate to the National Indian Gaming Commission and the Gaming Control Board and update such information at any time that changes occur in prior submissions so as to allow complete background investigations. However, in no event shall the cost of background investigations under this Section relating to Gaming Control Board regulations exceed twenty-Five Thousand Dollars ($25,000), without the mutual written consent of the parties.

                  (a) As used in this Section 9.1, the term, "Parties in Interest" includes any person or entity with a financial interest in, or having management responsibility for, this Memorandum of Agreement or for which background investigations are required by 25 C.F.R. Part 537, and any amendments thereto.

                  (b) Manager shall require sufficient information and identification from each "Party in Interest" to perform a background investigation for the purpose of determining the suitability of such persons for employment in a gaming operation, including, at a minimum, the information required by the National Indian Gaming Commission as set forth in 25 C.F.R. Part 537.

                  (c) Without limiting the foregoing, Manager shall obtain a current set of fingerprints on each person for whom background investigations are required by the Gaming Control Board and the National Indian Gaming Commission, using forms supplied by the National Indian Gaming Commission and/or the Gaming Control Board, which shall be referred to the Federal Bureau of Investigation (FBI) Fingerprint Identification Division or other law enforcement agency designated by the Gaming Control Board.

                  (d) The parties hereby certify that a listing of all "Parties in Interest" as defined in Section 9.1 (a) above is set forth in Exhibit E hereto. All such "Parties in Interest", as such listing shall be supplemented from time to time, shall be required to furnish the information required by this
Section 9.1 prior to obtaining such interest. All necessary Governmental Authorities must approve any change in the "Parties in Interest". Any change of a person listed in Exhibit E shall not constitute a change in persons with a financial interest in or management responsibility for a management contract.

         9.2 Removal; Divestiture. Should the Gaming Control Board or the National Indian Gaming Commission, in a final non-appealable decision, find that any person with a "direct or indirect financial interest" in this Memorandum of Agreement (as defined in 25 C.F.R. ss. 502.17, and any amendments thereto) whose prior activities, criminal record, if any, or reputation, habits, and associations pose a threat to the public interest, or the tribal interest, or the effective regulation of gaming, or create or enhance the dangers of unsuitable, unfair, or illegal practices and methods and activities in the conduct of gaming or the carrying on of related business and financial arrangements, and should either agency notify Manager or the Tribe of such finding, then Manager shall require such individual to divest his or her interest in this Memorandum of Agreement and remove such person from all association with operations under this Memorandum of Agreement within ten
(10) business days of receipt of such notice. In addition, if any person with "direct or indirect financial interest" in this Memorandum of Agreement (as defined in 25 C.F.R. ss. 502.17, and any amendments thereto) (a) has been or is subsequently convicted of a felony relating to gaming, (b) knowingly or willfully provided materially false statements to the Tribe, the Gaming Control Board or the National Indian Gaming Commission, or refused to respond to questions from either of such agencies, or (c) attempts to unduly interfere or unduly influence for his or her gain or advantage any decision or process of tribal government relating to Class II or Class III Gaming and if Manager becomes aware of such conflicts or prohibited actions, then Manager shall notify Tribe of such event and within seventy-two (72) hours cause such person to divest his or her interest in Manager.

                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1 Assignment and Subcontractors. The rights and obligations under this Memorandum of Agreement shall not be assigned or subcontracted by any party without the prior written consent of the other party and without first obtaining prior approval by the National Indian Gaming Commission or the BIA, if applicable, and any other necessary regulatory approvals. However, the Tribe reserves the right to assign its rights and obligations under this Memorandum of Agreement to a tribally chartered entity or an IRA section 17 corporation that it wholly owns and controls and the Manager reserves the right to assign its rights and obligations under this Memorandum of Agreement to a wholly owned subsidiary. Other than as expressly provided herein, any attempted assignment or subcontracting without such consent and approval shall be void. Approval of any assignment or subcontract to any new party must be preceded by a complete background investigation of the new party as required by Section 9.1. Subject to the preceding requirements, this Memorandum of Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

         10.2 Change of Control in Ownership Interest; Severability. Developer/Manager is a Delaware limited liability company whose members are Lakes Jamul, Inc. and Kean Argovitz Resorts- Jamul, LLC. In the event that either of Developer/Manager's members, as an entity, either: (i) has its gaming license withdrawn or fails to obtain a gaming license, each after exhaustion of all available administrative and other legal due process, and fails to cure the condition causing the license withdrawal or failure to obtain a license within the time frames contained in Section 7.1; or (ii) notifies the other member of its desire to withdraw from participation in this Memorandum of Agreement; or
(iii) for any other reason is disassociated from participation in this Memorandum of Agreement; then the Tribe agrees that the participation of that member of Developer/Manager in this Memorandum of Agreement shall cease and the remaining member of Developer/Manager shall assume all rights and obligations pursuant to this Memorandum of Agreement. Any Change of Control (as defined herein) in Developer/Manager shall require prior written consent of the Tribe and be subject to Legal Requirements, or this Memorandum of Agreement shall be terminated. For purposes of this Memorandum of Agreement, a "Change of Control" means the acquisition by any person or affiliated group of persons not presently members of Developer/Manager of beneficial ownership of 51% or more of membership interest in Developer/Manager.

         10.3 Notices. Any notice, consent or any other communication permitted or required by this Memorandum of Agreement shall be in writing and shall be effective on the date sent and shall be delivered by personal service, via telecopier with reasonable evidence of transmission, express delivery or by certified or registered mail, postage prepaid, return receipt requested, and, until written notice of a new address or addresses is given, shall be addressed as follows:

         If to the Tribe:

                            Jamul Indian Village
                            P.O. Box 612
                            14191 Hwy 94 #16
                            Jamul, CA 91935
                            Attention: Mr. Kenneth Meza, Tribal Chair

         With a copy to:
                            Eugene R. Madrigal
                            28581 Front Street, Suite 208
                            Temecula, CA 92590

         If to the Manager  Lakes-KAR California, LLC
                            130 Cheshire Lane
                            Minnetonka, MN 55303-1062
                            Attention: Mr. Timothy Cope

                            With a copy to: Kean Argovitz Resorts-Jamul, L.L.C. 11999 Katy Frwy., Suite 3 22
                            Houston, TX 77079
                            Attn.:  Kevin M. Kean

                                    and
                            Douglas S. Twait, Esq.
                            Johnson Hamilton Quigley Twait & Foley PLC
                            W1450 First National bank Building
                            332 Minnesota Street
                            St. Paul, MN 55101-1314

        Copies of any notices shall be given to the Gaming Control Board.

         10.4 Amendments. This Memorandum of Agreement may be amended only by written instrument duly executed by all of the parties hereto and with any and all necessary regulatory approvals previously obtained.

         10.5 Counterparts. This Memorandum of Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         10.6 Force Majeure. No party shall be in default in performance due hereunder if such failure or performance is due to causes beyond its reasonable control, including acts of God, war, fires, floods, or accidents causing damage to or destruction of the Facility or property necessary to operate the Facility, or any other causes, contingencies, or circumstances not subject to its reasonable control which prevent or hinder performance of this Memorandum of Agreement.

         10.7 Time is Material. The Parties agree that the time and schedule requirements set forth in this Memorandum of Agreement are material terms of this Memorandum of Agreement.

         10.8 Further Assurances. The parties hereto agree to do all acts and deliver necessary documents as shall from time to time be reasonably required to carry out the terms and provisions of this Memorandum of Agreement.

         10.9 Severability. In the event that any provision of this Memorandum of Agreement is, by final order of a court of competent jurisdiction or Government Authority, held to be illegal or void, the validity of the remaining portions of the Memorandum of Agreement shall be enforced as if the Memorandum of Agreement did not contain such illegal or void clauses or provisions, and the parties shall use their best efforts to negotiate an amendment to this Memorandum of Agreement which will comply with the judicial order and maintain the originally contemplated rights, duties and obligations of the parties hereunder.

         10.10 Sovereign Immunity. Nothing in this Memorandum of Agreement shall be deemed or construed to constitute a waiver of sovereign immunity of the Tribe and the only applicable waivers of sovereign immunity shall be those expressly provided and executed by the Tribe's duly authorized representative and substantially conforming to the form as approved by the parties. The parties agree that they will not amend or alter the Resolution of Limited Waiver which will in any way lessen the rights of any party as set forth in the Resolution of Limited Waiver. The Resolution of Limited Waiver is attached hereto as Exhibit C and incorporated herein by reference.

         10.11 Representations and Warranties of Developer/Manager. The Developer/Manager hereby represents and warrants as follows:

                  (a) This Memorandum of Agreement has been duly executed and delivered by Developer/Manager and, when approved by necessary Governmental Authorities as set forth (where applicable), will constitute a valid and binding obligation, enforceable against Developer/Manager in accordance with its terms.

                  (b) The execution and delivery of this Memorandum of Agreement, the performance by Developer/Manager of its obligations hereunder and the consummation by Developer/Manager of the transactions contemplated hereby will not violate any contract or agreement to which Developer/Manager or any of its affiliated companies is a party or any law, regulation, rule or ordinance or any order, judgment or decree of any federal, state, tribal or local court or require any regulatory approval beyond those contemplated herein.

                  (c) Developer/Manager has the full legal right, power and authority and has taken all action necessary to enter into this Memorandum of Agreement, to perform its obligations hereunder, and to consummate all other transactions contemplated by this Memorandum of Agreement.

         10.12 Representations and Warranties of Tribe. The Tribe hereby represent and warrant as follows:

                  (a) The Tribe is duly organized Indian tribe under the Constitution of the Tribe and laws of the United States.

                  (b) The Tribe has full legal right, power and authority under the laws for the Tribe and has taken all official Tribal Council action necessary (i) to enter into this Memorandum of Agreement and authorize the Tribe to execute and deliver the Facility Loan documentation, Facility Note and Interim Promissory Note, (ii) to perform its obligations hereunder, and (iii) to consummate all other transactions contemplated by this Memorandum of Agreement.

                  (c) This Memorandum of Agreement, the Facility Loan documentation and Facility Note, the Interim Promissory Note and related documentation, if required, when executed and delivered by Tribe and approved by necessary Governmental Authorities, including the Tribe, will constitute a valid and binding obligation, enforceable against Tribe in accordance with their terms.

                  (f). The execution and delivery of this Memorandum of Agreement, the Facility Loan documentation and Facility Note, the Interim Promissory Note and related documentation, if required, the performance by Tribe of its obligations hereunder and the consummation by Tribe of the transactions contemplated hereby will not violate any contract or agreement to which Tribe is a party, law, regulation, rule or ordinance or any order judgment or decree of any federal, state, tribal or local court, or require any approval by Governmental Authorities beyond those contemplated herein..

         10.13 Governing Law. This Memorandum of Agreement has been negotiated, made and executed at the Tribe's office located in the State of California and shall be construed in accordance with the laws of the State of California, without regard to its conflict of laws provisions, and applicable Tribe and federal laws.

         10.14 Entire Agreement. This Memorandum of Agreement, including all exhibits, represents the entire agreement between the parties and supersedes all prior agreements relating to the subject matter of Class II and Class III Gaming at the Facility and management of the Enterprise.

         10.15 Representatives of Tribe. The Tribal Council shall furnish to Developer/Manager a list of the authorized representatives who are empowered to act on behalf of the Tribe for the purposes of this Memorandum of Agreement and the Tribe shall keep such list current.

         10.16  Limitations of Liability.

                  (a) Developer/Manager expressly agrees that the Tribe's total aggregate liability for damages for breach of the Memorandum of Agreement shall be limited in accordance with the Resolution of Limited Waiver attached hereto as Exhibit C and incorporated herein by reference. The Tribe shall bear no liability for further damages.

                  (b) The Tribe expressly agrees that the Developer/Manager's total aggregate liability for damages for breach of the Memorandum of Agreement
be limited to $      ; provided, however, that the limitation contained in this
Section 10.16(b) shall not be construed to relieve Developer/Manager of its obligations to distribute to the Tribe the Tribe's share of undistributed Net Total Revenues determined in accordance with Section 6.5.

         10.17 Approvals. Unless otherwise provided herein, all approvals or consents required by either party hereunder shall not be unreasonably withheld or delayed, unless otherwise provided herein. Approval by the Tribal Council or its duly authorized representative shall be deemed to constitute approval by the Tribe and approval by the Chief Executive Officer of the Developer/Manager shall be deemed to constitute approval by the Developer/Manager.

         10.18 Best Efforts. Developer/Manager and the Tribe shall use their best efforts to perform and fulfill their obligations under this Memorandum of Agreement in the manner required by this Memorandum of Agreement.

         10.19 Request for NIGC Approval. The parties specifically request that the NIGC, or the Secretary where appropriate, approve the Agreements herein.

         10.20 Non-disclosure. The parties agree not to divulge to third parties the terms of this Memorandum of Agreement or any other proprietary or confidential information exchanged between the parties pursuant to this Memorandum of Agreement, unless (i) the information is required to be disclosed pursuant to judicial or Legal Requirements, (ii) the information is at the time of disclosure already in the public domain, or (iii) to the extent required in order to obtain financing. This prohibition shall not apply to disclosures by either party to their attorneys, accountants, or other professional advisers. In situations where disclosure of the terms of this Memorandum of Agreement to regulatory, governmental or judicial entities is required by law or regulations, the parties will make reasonable efforts to secure confidential treatment of the terms of this Memorandum of Agreement by such entities. The parties agree to consult with each other and cooperate regarding any press releases regarding this Memorandum of Agreement and the relationships described herein.

         10.21 Non-Competition. Developer/Manager agrees that it will not manage any facility where Class II or Class III Gaming is conducted in the State of California with any other entity or Tribe within any area south of the city limits of Escondido without the prior approval of Tribe. The Tribe agrees that it will not solicit or enter into any negotiations or agreements with any person or company with respect to any Class II or Class II Gaming conducted upon Tribal Lands within the State of California Tribe within any area south of the city limits of Escondido without the prior approval of Developer/Manager.

         10.22 Other Business Opportunities. Developer/Manager agrees that, in an effort to develop a long-lasting business relationship with the Tribe, Developer/Manager will make its best efforts to present appropriate business and investment opportunities to the Tribe.

         10.23 Use of Trade Marks and Trade Names. To assure that the Tribe can continue operation of the Facility and Enterprise without disruption in the event that this Memorandum of Agreement is terminated or not renewed, Developer/Manager agrees that it will not use any trade mark or trade name to identify any portion of the Facility or Enterprise or services offered within the Facility or Enterprise unless such trade mark or trade name is registered in the name of the Tribe.

                                   ARTICLE 11
                               DISPUTE RESOLUTION

         11.1 Disputes Between the Enterprise and Patrons. Disputes that arise between the Enterprise and any patron of the Facility shall be resolved in accordance with the Tribal-State Compact and tribal ordinances, if applicable.

         11.2 Disputes Between the Enterprise and Enterprise Employees. The Tribe and Manager shall jointly develop an employee dispute resolution policy and the Manager shall implement and administer the employee dispute resolution policy after its adoption.

         11.3 Disputes Between the Tribe and the Developer/Manager. Disputes between the Tribe Developer/Manager with respect to this Memorandum of Agreement or the Interim Promissory Note, or a party's performance hereunder, shall be resolved by the following dispute resolution process:.

                  (a) The parties shall first meet and confer in a good faith attempt to resolve the dispute through negotiations not later than 10 calendar days after receipt of written notice of the dispute, unless both parties agree in writing to an extension of time.

                  (b) If the dispute is not resolved to the satisfaction of the parties within 30 calendar days after the first meeting in Section 11.3(a) above, then any claim, controversy or dispute arising out of or relating to this Memorandum of Agreement or the Interim Promissory Note, or any alleged default hereunder or breach of any provisions hereof shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of submission. Judgment on any arbitration award may be entered in any court having jurisdiction over the parties pursuant to the Resolution of Limited Waiver attached hereto as Exhibit C and incorporated herein by reference.

                  (c) Unless the parties hereto otherwise agree in writing prior of the submission of such claim, controversy or dispute to arbitration, arbitration proceedings under this Article 11 shall be held in San Diego, California.

                  (d) Either party may, at any time prior to the selection of an arbitrator or arbitrators, require that the arbitrator or arbitrators selected be an attorney or attorneys licensed to practice law in the United States and that the attorneys have experience in Indian gaming regulatory and development issues.

                  (e) Unless the parties hereto otherwise agree in writing, any matter to be arbitrated shall be submitted to a panel of three arbitrators. One arbitrator shall be selected by the Tribe, one arbitrator shall be selected by Developer/Manager and the third arbitrator shall be selected by mutual agreement of the two arbitrators selected by the parties hereto.

                  (f) The arbitration award shall be in writing signed by each of the arbitrators, and shall state the basis for the award.

                  (g) Except to the extent such enforcement will be inconsistent with a specific provision of this Memorandum of Agreement, arbitration awards made pursuant to this Article 11 shall be enforceable under Title 9 of the United States Code and any applicable tribal or state law governing the enforcement of arbitration awards.

                  (h) In addition to any basis for appeal of an arbitration award stated in Title 9 of the United States Code or any applicable tribal or state law governing the enforcement of arbitration awards, either party hereto may appeal an arbitration award on the basis that the arbitrator or arbitrators incorrectly decided a question of law in making the award.

                  (i) Either Party hereto shall have the right to seek and obtain a court order from a court having jurisdiction over the parties requiring that the circumstances specified in the order be maintained pending completion of the arbitration proceeding.


         IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Agreement.



                                         Jamul Indian Village

                                         Lakes KAR-California, LLC


                                         By: /s/ Kevin M. Kean
                                             -----------------------------------


                                         Its: President
                                             -----------------------------------

    By:  /s/ Kenneth A. Meza
        ----------------------------
    Its: Chairman
        ----------------------------

    By:  /s/ Carlene A. Chamberlain      As to the Management Agreement
        ----------------------------     As to the Development Agreement, if
    Its: Vice-Chairman                   applicable
        ----------------------------     Approved pursuant to 25 U.S.C. ss.2711
                                         Approval pursuant to 25 U.S.C. ss.81
    By:  /s/ William Mesa
        ----------------------------     National Indian Gaming Commission
    Its: Council Member                  Secretary of the Interior
        ----------------------------
                                         By:
                                                     -----------------------
    By: /s/ Adolph Thing
        ----------------------------     Print Name: -----------------------
    Its: Council Member
        ----------------------------     Its Chairman:
                                         Title:
    By: /s/ Erica M. Pinto                     -----------------------------
        ----------------------------
    Its: Council Member
        ----------------------------

    By:  /s/ Julia Lotta
        ----------------------------
    Its: Secretary/Treasurer
        ----------------------------


                                LIST OF EXHIBITS

Exhibit A         Legal Description of Acquired Tribal Lands

Exhibit B         Initial Scope of Development Project

Exhibit C         Resolution of Limited Waiver of Immunity from Suit

Exhibit D         Three (3) Year Revenue and Expense Projection

Exhibit E         List of Manager's "Parties in Interest"

Exhibit F         Interim Promissory Note